As filed with the Securities and Exchange Commission on December 2, 2004


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                           AMENDMENT NO.1 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



              UTAH                INSTAPAY SYSTEMS, INC.         87-0404991
(State or Other Jurisdiction of    (Name of Registrant        (I.R.S. Employer
 Incorporation or Organization       in Our Charter)         Identification No.)


                                                              HARRY HARGENS
        98 SHORELINE WAY                                     98 SHORELINE WAY
     HAMPTON, GEORGIA 30228                 7822             HAMPTON, GEORGIA
         (770) 471-4944              (Primary Standard            30228
 (Address and telephone number           Industrial           (770) 471-4944
 of Principal Executive Offices        Classification        (Name, address and
and Principal Place of Business)        Code Number)         telephone number of
                                                             agent for service)


                                   Copies to:

       Clayton E. Parker, Esq.                    Christopher K. Davies, Esq.
     Kirkpatrick & Lockhart LLP                   Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
       Miami, Florida 33131                           Miami, Florida 33131
     Telephone: (305) 539-3300                     Telephone: (305) 539-3300
     Telecopier: (305) 358-7095                    Telecopier: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                                          PROPOSED MAXIMUM
                                                                        PROPOSED MAXIMUM     AGGREGATE         AMOUNT OF
            TITLE OF EACH CLASS OF                  AMOUNT TO BE         OFFERING PRICE       OFFERING       REGISTRATION
         SECURITIES TO BE REGISTERED                 REGISTERED          PER SHARE (1)       PRICE (1)            FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share        116,183,330 shares (2)      $0.10          $11,618,333.01       $1472.25
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                           116,183,330 shares (2)      $0.10          $11,618,333.01       $1472.25
============================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.


(2) Of these shares, 100,000,000 are being registered under a Standby Equity Distribution Agreement, 14,583,330 are being registered under a secured convertible debenture in the amount of $350,000 and 1,520,000 were issued to Cornell Capital Partners, LP, as a one-time commitment fee under the Standby Equity Distribution Agreement.


                                   ----------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS


                                   Subject to completion, dated December 2, 2004

                             INSTAPAY SYSTEMS, INC.
                       116,183,330 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 116,183,330 shares of common stock of InstaPay Systems, Inc. ("InstaPay" or the "Company") by certain persons who are stockholders of InstaPay, including Cornell Capital Partners, L.P. ("Cornell Capital Partners"), who is beneficially a stockholder of InstaPay. Please refer to "Selling Stockholders" beginning on page 13. InstaPay is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. InstaPay will, however, receive proceeds from the sale of common stock under a Standby Equity Distribution Agreement (the "Equity Distribution Agreement"), which was entered into on March 17, 2004, between InstaPay and Cornell Capital Partners, and no other stockholders. All costs associated with this offering of common stock will be borne by InstaPay. InstaPay has agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Equity Distribution Agreement that is more fully described below.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On December 1, 2004, the last reported sale price of our common stock was $0.10 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "IPYS." These prices will fluctuate based on the demand for the shares of common stock.

         The selling stockholders consist of Cornell Capital Partners, who intends to sell up to 116,183,330 shares of common stock, 100,000,000 of which are under the Equity Distribution Agreement, 14,583,330 are under a $350,000 secured convertible debenture and 1,520,000 shares of common stock, which were received from InstaPay as a one-time commitment fee under the Equity Distribution Agreement. In addition to Cornell Capital Partners, Newbridge Securities Corporation intends to sell up to 80,000 shares of common stock. Upon issuance, the 100,000,000 shares of common stock under the Equity Distribution Agreement will equal 80.07% of InstaPay's then-outstanding shares of common stock.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay InstaPay 96% of, the market price of its common stock, which is defined as the lowest closing bid price of the common stock as reported on the Over-the-Counter Bulletin Board during the five consecutive trading days following the notice date. In addition, Cornell Capital Partners will be paid a fee equal to 5% of each advance under the Equity Distribution Agreement. InstaPay also entered into a Placement Agent Agreement dated March 17, 2004, with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to that Agreement, InstaPay paid Newbridge Securities Corporation a one-time placement agent fee of 80,000 shares of common stock.

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7.


         With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission ("SEC"). None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THE SELLING STOCKHOLDERS NOR WE MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                The date of this prospectus is December __, 2004.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................3
RISK FACTORS...................................................................7
FORWARD-LOOKING STATEMENTS....................................................12
SELLING STOCKHOLDERS..........................................................13
USE OF PROCEEDS...............................................................16
DILUTION......................................................................17
EQUITY DISTRIBUTION AGREEMENT.................................................18
PLAN OF DISTRIBUTION..........................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS.................................................22
DESCRIPTION OF BUSINESS.......................................................29
MANAGEMENT....................................................................33
DESCRIPTION OF PROPERTY.......................................................38
LEGAL PROCEEDINGS.............................................................38
PRINCIPAL STOCKHOLDERS........................................................39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................41
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
    AND OTHER STOCKHOLDER MATTERS.............................................42
DESCRIPTION OF SECURITIES.....................................................44
CHANGES IN AND DISAGREEMENTS  WITH ACCOUNTANTS ON ACCOUNTING
    AND FINANCIAL MATTERS.....................................................46
EXPERTS.......................................................................47
LEGAL MATTERS.................................................................47
HOW TO GET MORE INFORMATION...................................................47
PART II  ......................................................................1
FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

         THE FOLLOWING IS ONLY A SUMMARY OF THE INFORMATION, FINANCIAL STATEMENTS AND NOTES INCLUDED IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE NOTES TO OUR FINANCIAL STATEMENTS BEFORE MAKING ANY INVESTMENT DECISION REGARDING THE COMPANY.

INTRODUCTION

         InstaPay was incorporated in the State of Utah in 1983 as Cotton Tree, Inc. In 1985, it acquired, in a stock-for-stock acquisition, MEDEX, Inc. and changed its name to Roedeinger Medical Systems, Inc. In 1988, Roedeinger Medical Systems sold its line of medical products to a third party company, and it acquired, on a stock-for-stock basis, Filmagic, Inc. and changed its name to Filmagic Entertainment Corporation. Filmagic acquired approximately 1,000 half-hour films, and planned to develop a business as a film distribution and sales agency. This effort was not successful, and the Company again changed its focus; this time to electronic payment processing.

         The Company acquired another company named Kryptosima in January 2003. Kryptosima was in the electronic payment processing industry providing payment-processing services to merchants. Such services enable merchants to accept non-cash payments that are processed electronically. Kryptosima developed the first payment gateway that enables Internet merchants to accept ATM card transactions. ATM Card transactions are also known as "PIN Debit" transactions, because consumers must enter their PIN number to use their ATM card.


         Kryptosima's management has many years experience with the payments industry, and monitors news and developments in this industry by attending relevant trade shows and monitoring various trade publications. Kryptosima also maintains periodic contact with staff at ATM networks with the largest market shares in the US, i.e. AFFN, STAR, NYCE, Pulse, and Interlink. Based on their broad general knowledge of the payments industry, Kryptosima management is not aware of any other company that has introduced a gateway service that enables Internet merchants (i.e. websites) to accept ATM card payments.

         InstaPay is a development stage company. During 2003 the Company's Kryptosima subsidiary generated a small amount of revenue from several one-time events. Today the Company's main business is to offer services that enable Internet merchants to accept debit card transactions. During 2003, Kryptosima generated revenue of $15,622, and had combined losses for InstaPay of $849,265. During the 9 months ended September 30, 2004, Kryptosima generated revenue of $5,924, and had combined losses for InstaPay of $481,333. The cumulative loss since inception for these periods was $2,641,604 and $3,122,937 respectively.

         InstaPay's common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Act of 1934. Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

         InstaPay is currently a development stage company. During 2003 the Company's Kryptosima subsidiary generated a small amount of revenue from several one-time events. Today the Company's main business is to offer services that enable Internet merchants to accept debit card transactions.


DEVELOPMENT STAGE ENTERPRISE

         The Company is a "development stage" enterprise and is devoting substantially all of its present efforts to establish itself as a new business. As a development stage enterprise, the Company has not generated any revenue for several years and has no established sources of revenue. All of the Company's losses accumulated since inception have been considered part of the Company's development stage activities. InstaPay's auditors have included an explanatory paragraph in their auditors' report, which states that, as a development stage company, InstaPay has no significant assets and has not generated any revenue for several years, which raises substantial doubt about its ability to continue as a going concern unless additional capital is obtained. Management recognizes that the Company must generate capital and revenue resources to enable it to continue to operate.

         Under the Equity Distribution Agreement, Cornell Capital Partners has the right to sell our stock during the applicable pricing period. The downward pressure on our stock price caused by the sale of a significant number of shares by Cornell Capital Partners could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further cause the stock price to decline. Each decline in our stock price means that we will need to sell more shares to Cornell Capital Partners at a lower stock price to raise financing under the Equity Distribution Agreement. In addition, as our stock price decreases our shareholders are likely to experience greater dilution.

         We are registering 116,183,330 shares of common stock in this offering. These shares represent approximately 58.09% of our authorized capital stock and would upon issuance represent approximately 80.07% of the then issued and outstanding common stock and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more shareholders working together, then such shareholder or shareholders would have enough shares to exert significant influence on InstaPay in an election of directors.


ABOUT US


         Our principal executive offices are located at 98 Shoreline Way, Hampton, Georgia 30228. Our telephone number is (770) 741-4944, and our websites are located at www.instapaysystems.com and www.kryptosima.com.

                                  THE OFFERING


         This offering relates to the sale of common stock by certain persons who are or are beneficially deemed to be stockholders of InstaPay. Cornell Capital Partners is a stockholder of InstaPay who intends to sell up to 116,183,330 shares of common stock, 100,000,000 of which are under the Equity Distribution Agreement and 14,583,330 are under a $350,000 secured convertible debenture and 1,520,000 shares of common stock received from InstaPay as a one-time commitment fee under the Equity Distribution Agreement. In addition, Newbridge Securities Corporation intends to sell up to 80,000 shares of common stock. The commitment amount of the Equity Distribution Agreement is $5,000,000. At an assumed market price of $0.10 per share, we will be able to receive the entire $5,000,000 in gross proceeds if we request an advance every week for two years and our stock price does not fall below $0.05 per share. At the assumed market price of $0.10 per share we would only need to register 52,083,333 to receive gross proceeds of $5,000,000 under the Equity Distribution Agreement. However, we are registering 100,000,000 shares of common stock to be used for cash advances under the Equity Distribution Agreement. We will use this surplus of registered shares of our common stock to draw cash advances. We believe that by registering these additional shares we will still be able to draw down the $5,000,000 available under the Equity Distribution Agreement in the event our stock price falls below $0.10 per share.

         On March 17, 2004, InstaPay entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, InstaPay may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The total purchase price for the shares is equal to 96% of their market price. The amount of each cash advance is subject to a maximum advance amount of $70,000, with no advance occurring within seven trading days of a prior advance. We will only be able to receive the entire $5,000,000 in gross proceeds, available under the Equity Distribution Agreement, if we request a maximum advance of $70,000 every week for two years and our stock price does not fall below $0.05 per share. Given that our current stock price is $ 0.10, we should be able to receive $5,000,000 in gross proceeds under this offering. In order to receive the balance of the $5,000,000 remaining, we may have to register additional shares in another offering. Cornell Capital Partners will pay InstaPay 96% of, or a 4% discount to, the lowest closing bid price of its common stock during the five consecutive trading day period immediately following the notice date and Cornell Capital Partners will receive an additional discount equal to 5% of each cash advance the Company receives from Cornell Capital Partners. Cornell Capital Partners received a one-time commitment fee of 1,520,000 shares of the Company's common stock. The shares represent the $190,000 commitment fee we owed Cornell Capital Partners pursuant to the Equity Distribution Agreement. Cornell Capital Partners intends to sell any shares purchased under the Equity Distribution Agreement at the then-prevailing market price. On March 17, 2004 InstaPay entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, InstaPay paid Newbridge Securities Corporation a one-time placement agent fee of 80,000 shares of common stock equal to approximately $10,000 based on the market price of InstaPay's common stock on March 17, 2004.

         There are certain risks related to sales of shares by Cornell Capital Partners, including:

         o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares of the Company's common stock, the greater likelihood that Cornell Capital Partners will receive more shares. This could result in a substantial dilution to the interests of other holders of common stock.

         o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares entering the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

         o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stock could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of the common stock.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Distribution Agreement for a given cash advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Distribution Agreement at a recent market price of $0.10 per share and 25%, 50% and 75% decreases to the recent price.

Assumed Offering Price:             $0.0960          $0.0720          $0.0480           $0.0240
No. of Shares(1):                52,083,333       69,444,444      100,000,000       100,000,000
Total Outstanding (2):           82,599,120       99,960,231      130,515,787       130,515,787
Percent Outstanding                  63.06%           69.47%           76.62%            76.62%
Net Cash to InstaPay:            $4,665,000       $4,665,000       $4,475,000        $2,195,000

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Equity Distribution Agreement, not including shares issued under the secured convertible debentures.

         Proceeds used under the Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from InstaPay under the Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of 50 trading days other than due to acts by Cornell Capital Partners or if InstaPay fails materially to comply with certain terms of the Equity Distribution Agreement, which remain uncured for 30 days after notice from Cornell Capital Partners

         In addition, on March 17, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase a secured convertible debenture from the Company in the aggregate amount of $350,000. On March 17, 2004, Cornell Capital Partners paid the Company $150,000 of the principal amount of the debenture. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners has paid us another $100,000 when this registration statement was initially filed on June 8, 2004 and paid us the final $100,000 in August 2004. The debenture will accrue interest at a rate of 5% per year and mature three years from the issuance date. The debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock the five trading days immediately preceding the conversion date. The debentures are secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debentures upon 3 business days' written notice for 120% of the amount redeemed, plus accrued interest. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

COMMON STOCK OFFERED                  116,183,330 shares by selling stockholders

OFFERING PRICE                        Market price

COMMON STOCK OUTSTANDING
   BEFORE THE OFFERING(1)             30,515,787 shares as of December 1, 2004

USE OF PROCEEDS                       We will not receive any proceeds of the
                                      shares offered by the selling
                                      stockholders. Any proceeds we receive
                                      from the sale of common stock under the
                                      Equity Distribution Agreement will be
                                      used for general working capital purposes.
                                      See "Use of Proceeds."

RISK FACTORS                          The securities offered hereby involve a
                                      high degree of risk and immediate
                                      substantial dilution. See "Risk Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN
   BOARD SYMBOL                       IPYS

---------------

(1) Includes the 1,520,000 shares of our common stock issued to Cornell Capital Partners as a one-time commitment fee under the Equity Distribution Agreement and the 80,000 shares issued to Newbridge Securities Corporation. Excludes 14,583,330 shares of the Company's common stock resulting from the conversion of a secured convertible debenture at an assumed conversion price of 80% of the assumed market price and up to 100,000,000 shares of common stock to be issued at a discounted price of 96% of the assumed market price.

                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION


                                                                          FOR THE NINE      FOR THE YEAR     FOR THE YEAR
                                                                          MONTHS ENDED         ENDED             ENDED
                                                                            SEPT 30,          DECEMBER         DECEMBER
STATEMENTS OF OPERATIONS                                                      2004              2003             2002
Revenues                                                                  $       5,924      $   15,622       $       --
Operating expenses                                                             (487,257)       (866,405)        (177,850)
Other income                                                                         --           1,518               --
                                                                          --------------     -----------      ----------
Net loss                                                                  $    (481,333)     $ (849,265)      $ (177,850)
                                                                          ==============     ===========      ==========

                                                                                          AS OF         FOR THE YEAR ENDED
                                                                                        SEPT. 30,          DECEMBER 31,
SELECTED BALANCE SHEET DATA                                                                2004                2003
                                                                                      -------------     ------------------
Current assets:

  Cash                                                                                 $      7,274        $      6,904
  Inventory                                                                                  22,230
  Deposits                                                                                   42,750                  --
                                                                                       ------------        ------------
     Total current assets                                                                    72,254               6,904
  Equipment, net of $10,330 and $4,270, respectively of depreciation                         30,070              36,130
Other assets, net of $7,812 accumulated amortization                                        580,188             543,000
                                                                                       ------------        ------------
     Total assets                                                                      $    682,512        $    586,034
                                                                                       ============        ============
Current liabilities:

  Accounts payable and accrued expenses                                                $    413,716        $    418,413
  Due to officer                                                                            226,000             232,015
  Accrued directors' fees                                                                    38,000             133,000
  Shareholder advances                                                                       16,425               6,525
  Current portion, capital lease obligation                                                   5,806               5,120
                                                                                       ------------        ------------
    Total current liabilities                                                               699,947             795,073
                                                                                       ============        ============

Capital lease obligation, less current portion                                               13,900              18,799
5% Convertible Debenture, net of discount                                                   194,508                  --
Stockholders' deficit:
  Common stock, $.001 par value, 200,000,000 shares authorized,
    30,515,787 shares issued and outstanding                                                 30,516              27,830
  Additional paid-in capital
                                                                                          3,139,533           2,385,936
  Stock Commitment Fees/deferred offering costs                                           (272,955)                  --
  Accumulated Deficit                                                                   (3,122,937)         (2,641,604)
                                                                                       ------------        ------------
    Total stockholders' deficit                                                           (225,843)           (227,838)

    Total liabilities and stockholders' deficit                                        $    682,512        $    586,034
                                                                                       ============        ============

                                  RISK FACTORS

         WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

INSTAPAY HAS HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE, WHICH MAY AFFECT OUR ABILITY TO CONTINUE OPERATIONS


         We have owned Kryptosima since the year 2003, from the year 1983 to the year 2003, we have not been profitable and have lost money on both a cash and non-cash basis. For the year ended December 31, 2003, we had a net loss of $849,265. For the nine months ended September 30, 2004 we had a net loss of $481,333. Our accumulated deficit from inception to the year end of December 31, 2003 was $2,641,604 and $3,122,937 for the nine months ended September 30, 2004. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.


INSTAPAY MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN OPERATIONS

         Unless InstaPay can become profitable with the existing sources of funds we have available and our operations, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot be assured that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.


         We will only be able to receive the entire $5,000,000 in gross proceeds, available under the Equity Distribution Agreement, if we request a maximum advance of $70,000 every week for two years and our stock price does not fall below $0.05 per share. Given that our current stock price is $ 0.10, we should be able to receive $5,000,000 in gross proceeds under this offering.


WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FOR THE YEAR ENDED DECEMBER 31 2003 AND DECEMBER 31 2002 FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING


         Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 31, 2003 and December 31, 2002, which states that the financial statements raise substantial doubt as to InstaPay's ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for twelve months with the cash currently on hand, anticipated from our operations and from the Securities Purchase Agreement and the Equity Distribution Agreement entered into by the Company and Cornell Capital Partners, which were signed in March 2004.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON SEPTEMBER 30, 2004, AND DECEMBER 31, 2003, WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES AND, THEREFORE, OUR ABILITY TO CONTINUE OPERATIONS IS AT RISK


         We had a working capital deficit of $788,169 at December 31, 2003, which means that our current liabilities as of that date exceeded our current assets on December 31, 2003 by $788,169. We had a working capital deficit of $627,693 as of September 30, 2004. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on December 31, 2003, and September 30, 2004, were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profits to offset the working capital deficit, we may have to raise capital or debt to fund the deficit or curtail future plans.


OUR OBLIGATIONS UNDER THE SECURED CONVERTIBLE DEBENTURE ARE SECURED BY ALL OF OUR ASSETS

         Our obligations under the $350,000 secured convertible debenture, issued to Cornell Capital Partners is secured by all of our assets. As a result, if we default under the terms of the secured convertible debenture, Cornell Capital Partners could foreclose its security interest and liquidate all of the assets of the Company. We would cease to operate.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY AFFECT OUR SHAREHOLDERS' ABILITY TO SELL SHARES OF OUR COMMON STOCK


         Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that InstaPay will have poor results in the future. These events could result in a lower stock price for our common stock. A lower stock price could negatively affect our ability to raise adequate financing through the sale of our stock. Our inability to raise adequate financing will result in the need to curtail our business operation and you could lose your entire investment.


         We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. These factors may negatively impact shareholders' ability to sell shares of the Company's common stock.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o   With a price of less than $5.00 per share;

         o   That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL, WHICH COULD BE DETRIMENTAL TO OUR OPERATIONS


         Our success largely depends on the efforts and abilities of key executives, including Mr. Harry Hargens, our Chief Executive Officer. The loss of the services of Mr. Hargens could materially harm our business because of the cost and time necessary to find and train a replacement. Such a loss would also divert management's attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Hargens. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract a sufficient number and quality of staff. In addition, the loss of Mr. Hargens or other key employees could delay our product development and service programs which could have a negative impact on our operations and could potentially damage our current lending relationship with Cornell Capital Partners.


                         RISKS RELATED TO THIS OFFERING


CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE AND WILL HAVE AN INCENTIVE TO SELL ITS SHARES

         Cornell Capital Partners will purchase shares of our common stock pursuant to the Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital Partners will have an incentive to immediately sell any shares of our common stock that it purchases pursuant to the Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

         In addition, pursuant to the Equity Distribution Agreement, Cornell Capital Partners has the ability to sell shares of our common stock corresponding to a particular advance notice by us even if such shares of common stock have not yet been delivered to Cornell Capital Partners. Such sales may cause our stock price to decline.

         Under the Equity Distribution Agreement, Cornell Capital Partners has the right to sell our stock during the applicable pricing period. The downward pressure on our stock price caused by the sale of a significant number of shares by Cornell Capital Partners could cause our stock price to decline, thus allowing short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further cause the stock price to decline. Each decline in our stock price means that we will need to sell more shares to Cornell Capital Partners at a lower stock price to raise financing under the Equity Distribution Agreement. In addition, as our stock price decreases our shareholders are likely to experience greater dilution.


FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS


         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future in order to raise financing through the sale of our stock. Our inability to raise financing could result in the need to curtail our business operations and you could lose your entire investment. Of the 30,515,787 shares of common stock outstanding as of December 1, 2004, 19,586,630 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 10,929,157 shares of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued a secured convertible debenture convertible into shares of common stock at a floating discount rate.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY DISTRIBUTION AGREEMENT


         The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on December 1, 2004 at an assumed market price of $0.10 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.0533 per share. As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue to Cornell Capital Partners in order to receive the cash advances allowed under the Equity Distribution Agreement. If our stock price were lower, then our existing stockholders would experience greater dilution.


CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK UNDER THE EQUITY DISTRIBUTION AGREEMENT

         The common stock to be issued under the Equity Distribution Agreement will be issued at a 4% discount to the lowest closing bid price for the five consecutive trading days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE


         The selling stockholders intend to sell in the public market 116,183,333 shares of common stock being registered in this offering. That means that up to 116,183,333 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of InstaPay and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.


THE SALE OF OUR STOCK UNDER OUR EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

         In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if InstaPay has not performed in such a manner to show that the equity funds raised will be used to grow InstaPay. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Distribution Agreement, InstaPay may request numerous cash advances. Even if InstaPay uses the cash advances to grow its revenues and profits or invest in assets, which are materially beneficial to InstaPay, the opportunity exists for short sellers and others to contribute to the future decline of InstaPay's stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline even more, which in turn may cause long holders of the stock to sell their shares thereby contributing to further sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

         It is not possible to predict the circumstances where short sales could materialize or by what amount the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to InstaPay.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE SEQUENTIAL PURCHASE AND SALE OF COMMON STOCK UNDER THE EQUITY DISTRIBUTION AGREEMENT COULD RESULT IN A CHANGE OF CONTROL.

         In the event of a decline in the market price of our common stock, through the purchase and conversion of shares under the Equity Distribution Agreement and convertible debentures, the subsequent resale of such shares could result in InstaPay issuing a sufficient number of shares of common stock registered in this offering, which if held by one or more stockholders working together, could result in a change of control.


WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED


         We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Equity Distribution Agreement and the secured convertible debenture. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because under the Equity Distribution Agreement we are limited to a maximum cash advance of $70,000, a minimum of seven trading days between advances. We should be able to receive the entire $5,000,000 in gross proceeds available under the Equity Distribution Agreement if we request a maximum advance of $70,000 every week for two years and our stock prices does not fall below the assumed market price per share. If the assumed market price per share decreases then we may have to register additional shares in another offering in order to receive the full amount of gross proceeds available under the Equity Distribution Agreement. If the actual average price at which we sell shares of common stock under the Equity Distribution Agreement is less than our current offering price per share, we may need to register additional shares to fully utilize the funds available to us under the Equity Distribution Agreement.


WE MAY NOT BE ABLE TO RECEIVE ADDITIONAL ADVANCES UNDER THE EQUITY DISTRIBUTION AGREEMENT IF CORNELL CAPITAL PARTNERS HOLDS MORE THAN 9.9% OF OUR COMMON STOCK

         In the event Cornell Capital Partners holds more than 9.9% of the then-outstanding common stock of InstaPay, we will be unable to obtain a cash advance under the Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to receive an advance under the Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to InstaPay. A description of each selling shareholder's relationship to InstaPay and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


                                                                         PERCENTAGE
                                         PERCENTAGE                           OF
                                             OF                           OUTSTANDING                       PERCENTAGE
                                        OUTSTANDING     SHARES TO BE     SHARES TO BE                        OF SHARES
                                           SHARES         ACQUIRED         ACQUIRED                         BENEFICIALLY
                            SHARES      BENEFICIALLY      UNDER THE        UNDER THE                           OWNED
                         BENEFICIALLY      OWNED           EQUITY           EQUITY         SHARES TO BE        AFTER
                         OWNED BEFORE      BEFORE       DISTRIBUTION     DISTRIBUTION      SOLD IN THE       OFFERING
SELLING STOCKHOLDER       OFFERING       OFFERING (1)     AGREEMENT        AGREEMENT         OFFERING           (1)
-------------------      ------------   -------------   ------------     ------------      ------------     ------------
                                       SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH INSTAPAY
Cornell Capital
 Partners, L.P.          1,602,713(2)           4.99%    100,000,000           68.92%      116,103,333(3)             0%
                         ------------   -------------   ------------     ------------      --------------   ------------

                                                        CONSULTANTS AND OTHERS

Newbridge Securities           80,000               *             --               --              80,000             0%
  Corporation
                         ------------   -------------   ------------     ------------      --------------   ------------
                                   --              --             --               --                  --             --
                         ------------   -------------   ------------     ------------      --------------   ------------
                                   --              --             --               --                  --             --
                         ------------   -------------   ------------     ------------      --------------   ------------
                                   --              --             --               --                  --             --
                         ------------   -------------   ------------     ------------      --------------   ------------
TOTAL                       1,682,713           4.99%    100,000,000           68.92%         116,183,333             0%
                         ============   =============   ============     ============      ==============   ============

---------

*     Less than 1%.
(1) Applicable percentage of ownership is based on 30,515,787 shares of common stock outstanding as of December 1, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of December 1, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 1, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Includes shares of common stock underlying the conversion of $350,000 secured convertible debenture at an assumed conversion price of 80% of the assumed market price and the 1,520,000 shares received by Cornell Capital Partners as a one-time commitment fee under the Equity Distribution Agreement.

(3) Includes the 100,000,000 shares acquired by Cornell Capital Partners under the Equity Distribution Agreement, the 1,520,000 shares of common stock received as a one-time commitment fee under the Equity Distribution Agreement and the 14,583,330 shares as a good faith estimate of the number of shares needed as a result of the conversion of a $350,000 secured convertible debenture purchased by Cornell Capital Partners.


         The following information contains a description of each selling shareholder's relationship to InstaPay and how each selling shareholder acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with InstaPay, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH INSTAPAY


         CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners, is the investor under the Equity Distribution Agreement and a holder of a $350,000 secured convertible debenture. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with InstaPay. Those transactions are explained below:

         o EQUITY DISTRIBUTION AGREEMENT. On March 17, 2004, InstaPay entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, InstaPay may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 96% of the market price, which is defined as the lowest closing bid price of the common stock during the five consecutive trading days following the notice date. The amount of each cash advance under the Equity Distribution Agreement is subject to an aggregate maximum amount of $70,000, with no advance occurring within seven trading days of a prior cash advance. Cornell Capital Partners received a one-time commitment fee of 1,520,000 shares of the Company's common stock. In addition, Cornell Capital Partners is entitled to retain a fee of 5% of each cash advance the Company receives under the Equity Distribution Agreement.


         o SECURED CONVERTIBLE DEBENTURE. On March 17, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, subject to certain conditions, Cornell Capital Partners is obligated to purchase a $350,000 secured convertible debenture. On March 17, 2004, Cornell Capital Partners paid the Company $150,000 of the principal amount of the secured convertible debenture. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners has paid us another $100,000 when this registration statement was initially filed on June 8, 2004 and Cornell Capital Partners paid us the final $100,000 in August 2004. The secured convertible debenture will accrue interest at a rate of 5% per year and will mature three years from the issuance date. The secured convertible debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock during the five consecutive trading days immediately preceding the conversion date. The debenture is secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the secured convertible debenture upon 3 business days' notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. There has been no conversion of shares under the secured convertible debenture as of the date of this filing.


         There are certain risks related to sales of shares by Cornell Capital Partners, including:

         o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares of the Company's common stock, the greater likelihood that Cornell Capital Partners will receive more shares. This could result in a substantial dilution to the interests of other holders of common stock.

         o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares entering the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

         o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stock could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of the common stock.


             NEWBRIDGE SECURITIES CORPORATION. On March 17, 2004, InstaPay entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, InstaPay paid Newbridge Securities Corporation a one-time placement agent fee of 80,000 restricted shares of common stock equal to approximately $10,000 based on InstaPay's stock price on March 17, 2004.

             With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding InstaPay so as to make an informed investment decision. More specifically, InstaPay had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in the Company's securities.

                                 USE OF PROCEEDS


         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of the shares of common stock to Cornell Capital Partners under the Equity Distribution Agreement. The purchase price of the shares purchased under the Equity Distribution Agreement will be equal to 96% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five consecutive trading days immediately following the notice date. InstaPay will pay Cornell Capital Partners 5% of each cash advance it receives under the Equity Distribution Agreement as an additional fee. Pursuant to the Equity Distribution Agreement, the amount of each cash advance InstaPay may receive is limited to no more than $70,000 every seven trading days and no more than $5,000,000 over a 24-month period. We will only be able to receive the entire amount of gross proceeds under the Equity Distribution Agreement if we request a maximum advance of $70,000 every week for two years and our assumed market price per share does not fall below $ 0.05 per share. In the event that there is a decrease in our assumed market price below $0.05, then in order to receive the balance of the $5,000,000 remaining we may have to register additional shares in another offering. At the assumed market price of $0.10 per share we would only need to register 52,083,333 to receive gross proceeds of $5,000,000 under the Equity Distribution Agreement. However, we are registering 100,000,000 shares of common stock to be used for cash advances under the Equity Distribution Agreement. We will use the surplus of registered shares of our common stock to draw cash advances. We believe that by registering these additional shares we will still be able to draw down the $5,000,000 available under the Equity Distribution Agreement in the event our stock price falls below $0.10 per share.


         For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Distribution Agreement. The table below assumes estimated offering expenses of $85,000, plus a 5% fee payable to Cornell Capital Partners under the Equity Distribution Agreement. The figures below are for illustrative purposes only and do not include any reduction in the market price that is included in the Equity Distribution Agreement. These figures may be changed due to various factors, including the timing of the receipt of the proceeds.


         The proceeds we will receive under the Equity Distribution Agreement may be used for any general corporate purpose under the Equity Distribution Agreement, however, we are restricted from using such proceeds for the payment of any judgment, or other liability, incurred by any executive officer, director or employee of InstaPay except for any liability owed to such person for services rendered or if any judgment or other liability is incurred by such person originating from services rendered to InstaPay or InstaPay has indemnified such person from liability.

GROSS PROCEEDS                                                   $  1,000,000            $  2,000,000          $  5,000,000

NET PROCEEDS                                                     $    865,000            $  1,815,000          $  4,665,000

NO. OF SHARES ISSUED UNDER THE EQUITY DISTRIBUTION
AGREEMENT AT AN ASSUMED OFFERING PRICE OF $0.096                   10,416,667              20,833,333            52,083,333

USE OF PROCEEDS:                                                    AMOUNT                  AMOUNT                AMOUNT
------------------------------------------------------ ----------------------- ----------------------- ---------------------
General Working Capital                                          $    500,000            $  1,000,000          $  3,000,000
Infrastructure and Improvements                                       200,000                 500,000             1,000,000
Business Development                                                  165,000                 315,000               665,000
                                                                 ------------            ------------          ------------
TOTAL                                                            $    865,000            $  1,815,000          $  4,665,000
                                                                 ============            ============          ============

                                    DILUTION


         The net tangible book value of InstaPay as of September 30, 2004 was a deficit of ($806,031) or $(0.0264) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of InstaPay (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to InstaPay, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Distribution Agreement. The following example shows the dilution to new investors at an assumed market price of $0.10 per share, which is in the range of the recent share price.

         If we assume that InstaPay had issued 52,083,333 shares of common stock under the Equity Distribution Agreement at an assumed market price of $0.10 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees of $250,000 and offering expenses of $85,000, our net tangible book value as of September 30, 2004, would have been $3,858,969 or $0.0467 per share. Note that at an assumed market price of $0.10 per share, InstaPay would receive gross proceeds of $5,000,000, or the entire amount available under the Equity Distribution Agreement. At an assumed offering price of $0.10, Cornell Capital Partners would receive a discount of $250,000 on the purchase of 52,083,333 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0731 per share and an immediate dilution to new stockholders of $0.0533 per share. At the assumed market price of $0.10 per share we would only need to register 52,083,333 to receive gross proceeds of $5,000,000 under the Equity Distribution Agreement. However, we are registering 100,000,000 shares of common stock to be used for cash advances under the Equity Distribution Agreement. We will use the surplus of registered shares of our common stock to draw cash advances. We believe that by registering these additional shares we will still be able to draw down the $5,000,000 available under the Equity Distribution Agreement in the event our stock price falls below $0.10 per share. The following table illustrates the per share dilution:

Assumed market price per share                                            $0.10
                                                                        -------
Net tangible book value per share before this offering    $(0.0264)
Increase attributable to new investors                     $0.0731
Net tangible book value per share after this offering                   $0.0467
                                                                        -------
Dilution per share to new stockholders                                  $0.0533
                                                                        =======


         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:


                                                                DILUTION
                ASSUMED           NO. OF SHARES TO BE           PER SHARE
            OFFERING PRICE               ISSUED             TO NEW INVESTORS
            --------------        -------------------       ----------------
                $0.1000                52,083,333                $0.0533
                $0.0750                52,083,333                $0.0427
                $0.0500                52,083,333                $0.0320
                $0.0250                52,083,333                $0.0214

                          EQUITY DISTRIBUTION AGREEMENT

SUMMARY


         On March 17, 2004, InstaPay entered into an Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Equity Distribution Agreement, Cornell Capital Partners will pay 96% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each cash advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, as our placement agent in connection with the Equity Distribution Agreement. Pursuant to the Placement Agent Agreement we entered into with Newbridge Securities Corporation, we paid them 80,000 shares of our common stock, equal to approximately $10,000 based on our stock price on March 17, 2004. The effectiveness of the sale of the shares under the Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the SEC. The costs associated with this registration will be borne by us. There are no other significant closing conditions to the cash advances under the Equity Distribution Agreement.


EQUITY DISTRIBUTION AGREEMENT EXPLAINED


         Pursuant to the Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. We may request a cash advance every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of our common stock to Cornell Capital Partners and Cornell Capital Partners will pay the cash advance amount. There are no closing conditions imposed on the Company for any of the cash advances other than that the Company must file its periodic filings and other reports with the SEC, it must deliver the stock for an advance, the trading of the Company's common stock must not be suspended and the Company must not undergo a fundamental change, such as the sale of all of our assets to a third party.

         We may request cash advances under the Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced a total of $5,000,000 or until 24 months has passed following the effective date of this registration statement, whichever occurs first. The obligation of Cornell Capital Partners to make cash advances will terminate permanently if (i) a stop order or suspension of the effectiveness of this registration statement for an aggregate of 50 trading days during the commitment period or (ii) we fail materially to comply with the requirements of the Equity Distribution Agreement. During the commitment period, we cannot issue or sell any common stock or preferred stock for consideration less than the bid price on the date of issuance or issue or sell any warrants, options, right, contract, call, or other security or instrument without consideration or for consideration less the bid price on the date of issuance.

         The amount of each advance is subject to a maximum amount of $70,000, and we may not submit an advance within seven trading days of a prior advance. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Distribution Agreement. Upon the execution of the Equity Distribution Agreement, we paid Cornell Capital Partners 1,520,000 shares of our common stock as payment for $190,000 commitment fee we owed Cornell Capital Partners under the Equity Distribution Agreement. We also paid Cornell Capital Partners a due diligence fee in the amount of $2,500. The amount available under the Equity Distribution Agreement is not dependent upon the price or volume of our common stock. Our ability to request cash advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. Based on a recent average stock price of $0.10 Cornell Capital Partners' beneficial ownership of InstaPay common stock is 4.99%. We would be permitted to make draws on the Equity Distribution Agreement only so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Cornell Capital Partners may own more than 9.9% of InstaPay's outstanding common stock at a time when we would otherwise plan to make a cash advance under the Equity Distribution Agreement.

         We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Equity Distribution Agreement.


         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to receive. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. At the assumed market price of $0.10 per share we would only need to register 52,083,333 to receive gross proceeds of $5,000,000 under the Equity Distribution Agreement. However, we are registering 100,000,000 shares of common stock to be used for cash advances under the Equity Distribution Agreement. We will use the surplus of registered shares of our common stock to draw cash advances. We believe that by registering these additional shares we will be able to draw down the $5,000,000 available under the Equity Distribution Agreement in the event our stock price falls below $0.10 per share. If the average price for which we sold shares under the Equity Distribution Agreement is lower than the $0.05 per share, we will need to register additional shares of common stock to fully access the funds available under the Equity Distribution Agreement.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Distribution Agreement for a given cash advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Distribution Agreement at an assumed market price of $0.10 per share and 25%, 50% and 75% decreases to the recent price.

Purchase Price:                         $0.1000          $0.0750          $0.0500           $0.0250
No. of Shares(1):                    52,083,333       69,444,444      100,000,000       100,000,000
Total Outstanding (2):               82,599,120       99,960,231      130,515,787       130,515,787
Percent Outstanding (3):                 63.06%           69.47%           76.62%            76.62%
Net Cash to InstaPay:                $4,665,000       $4,665,000       $4,475,000        $2,195,000



(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Equity Distribution Agreement, not including shares issued under the secured convertible debentures.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

         Proceeds used under the Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from InstaPay under the Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of 50 trading days other than due to acts by Cornell Capital Partners or if InstaPay fails materially to comply with certain terms of the Equity Distribution Agreement, which remain uncured for 30 days after notice from Cornell Capital Partners.

         All fees and expenses under the Equity Distribution Agreement will be borne by InstaPay. We expect to incur expenses of approximately $85,000 in connection with this offering, consisting primarily of professional fees. In connection with the Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 1,520,000 shares of common stock on March 17, 2004. In addition, we issued 80,000 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as compensation for its services as placement agent.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions other than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).


         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay us 96% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the date on which the Company requests any cash advance. The selling stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Distribution Agreement, and received a one-time commitment fee in the form of 1,520,000 shares of common stock on March 17, 2004. The 5% retainage and the 1,520,000 shares of common stock are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to acts as our placement agent in connection with the Equity Distribution Agreement. The Company paid Newbridge Securities Corporation a fee in the form of 80,000 shares of common stock on March 17, 2004 for its services as placement agent. Pursuant to the Placement Agent Agreement, Newbridge Securities Corporation provided services consisting of reviewing the terms of the Equity Distribution Agreement and advising us with respect to those terms. The Placement Agent Agreement is co-terminus with and will terminate upon the same terms as the Equity Distribution Agreement.


         Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.


         In consideration of Cornell Capital Partners' execution and delivery of the Equity Distribution Agreement, InstaPay will indemnify Cornell Capital Partners, and all of its officers, directors, partners, employees and agents, from and against any and all actions, causes of actions, suits, claims, losses, costs, penalties, fees, liabilities and damages incurred by the indemnified party as a result of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by InstaPay in the Equity Distribution Agreement or Registration Rights Agreement in connection therewith or any other document contemplated thereby; (ii) any breach of any covenant, agreement or obligation of InstaPay contained in the Equity Distribution or the Registration Rights Agreement in connection therewith or any other document contemplated thereby; or
(iii) any cause of action, suit or claim brought against such indemnified party and arising out of or resulting from the execution, delivery, performance or enforcement of the Equity Distribution Agreement or any document in connection therewith.


         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, InstaPay expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $1,472.25, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,027.75. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Distribution Agreement.


         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                            AND RESULTS OF OPERATIONS



DEVELOPMENT STAGE ENTERPRISE

         The Company is a "development stage" enterprise and is devoting substantially all of its present efforts to establish itself as a new business. As a development stage enterprise, the Company has not generated any revenue for several years and has no established sources of revenue. All of the Company's losses accumulated since inception have been considered part of the Company's development stage activities. InstaPay's auditors have included an explanatory paragraph in their auditors' report, which references this matter. Management recognizes that the Company must generate capital and revenue resources to enable it to continue to operate.

BUSINESS OVERVIEW


         Prior to 2003 the Company had no employees or operations, and its primary focus was to consummate one or more acquisitions. Upon acquiring Kryptosima in 2003, the Company's primary focus became developing the Kryptosima business opportunity. Kryptosima's technical and management staffs were retained and are InstaPay's only staff at this time. InstaPay remains interested in identifying additional acquisitions that would have synergy with Kryptosima, but no other acquisitions were pursued during 2003.

         Kryptosima is in the payment processing industry, which has been and continues to be a rapidly growing and evolving business. Within this industry, Kryptosima is focused on providing processing services to merchants. Such services enable merchants to accept card-based payments, i.e. payments made via credit cards and ATM cards.

         More specifically, Kryptosima has developed the first payment gateway that enables Internet merchants to accept ATM card transactions, also known as "PIN Debit" transactions, because consumers must enter their PIN number to use their ATM card. Merchants pay lower fees for PIN debit transactions than for credit-card transactions. Merchants also bear less fraud risk when accepting PIN debit payments, because the requirement to enter a PIN makes it difficult for thieves to use lost or stolen ATM cards.


BUSINESS DEVELOPMENTS


         During 2003, the Company's Kryptosima subsidiary generated a small amount of revenue from several one-time events. More importantly, we believe that Kryptosima accomplished several important goals during 2003. These accomplishments were:

         COOPERATING ATM NETWORK: ATM networks have operating regulations that set forth the technology and business standards that define how their members will interact, how transactions will be exchanged, what types of transactions can travel over the network, what fees are charged between members and by the network, etc. These rules were originally written 20 to 30 years ago, and while they are periodically updated, this process is a slow and conservative one. Some ATM networks have taken the position that it requires changes to these rules to allow Internet merchants to accept ATM cards, and they have not moved quickly to make these changes. Kryptosima's management spent a great deal of time and effort during 2001 and 2002 in discussions with ATM networks, to identify networks willing to allow Internet merchants to accept their ATM card. In January of 2003, this resulted in Kryptosima reaching an understanding with a network that they would allow Internet transactions if Kryptosima obtained a sponsor bank (Armed Forces Financial Network).

         SPONSOR BANK: ATM networks are membership organizations that banks join in order to be able to exchange ATM card transactions with each other. In other words, if Bank A and Bank B are both members of a network, depositors of Bank A can use their ATM card at ATMs operated by Bank B, and vice versa. ATM networks require that all merchants that accept their ATM cards be "sponsored" by a bank that is a member of that network. While all banks belong to one or more ATM networks, few banks are active in the "sponsorship business", and banks that are in this business are typically reluctant to be the first to sponsor a new type of activity. Therefore Kryptosima's management had to spend significant time and effort during 2002 to identify banks willing to sponsor Internet merchants for ATM card transactions. In March of 2003, this resulted in Kryptosima signing an agreement with a sponsor bank (Carrolton Bank in Carrolton, Maryland).

         CERTIFICATION: Once the Company had secured the cooperation of both a network and a sponsor bank, it was able to initiate the process of certifying its connection to the network. This was primarily a technology issue, not a business event. Kryptosima had previously developed all the needed technology for its gateway, but now a rigorous process had to be gone through to verify the correct operation of this gateway when connected to the network. It required significant effort on the part of Kryptosima's management and programmers to establish their connection to the network, initiate test transactions, and verify that all messages were exchanged correctly. As a result, Kryptosima's system was considered certified by the network and various vendors involved in June 2003.

         PRODUCTION STATUS: Once certification was complete, final paperwork was filed with the network so Kryptosima could go live, and a volunteer Internet merchant was set up to receive ATM card payments via Kryptosima's payENKRYPT service. On July 18, 2003, the first production transaction occurred. This was the culmination of 3 years of technology and business development. For the first time, Kryptosima had a service that was in production and could be presented to merchants.


         NEW PIN PAD DEVELOPMENT/PROTOTYPES: ATM network rules require that consumers swipe their card and enter their PIN number into a "secure device" that encrypts that PIN before it is transmitted over any communications link. These devices are called "PIN pads", and can be seen in many retail merchants. To enable consumers to initiate ATM card transactions on the Internet, Kryptosima must facilitate the deployment of PIN pads to consumers. Low PIN pad cost is crucial. Commercially available PIN pads are primarily designed for use in retail stores, and have many features not required for home use, which increase their cost. Kryptosima had to work with an electronics manufacturing vendor (Inventech) to design and manufacture a low-cost PIN pad. In October of 2003 Kryptosima received prototypes of this new PIN pad, which are smaller, more attractive, work faster, and cost roughly half the price of units Kryptosima used for system development, testing, and marketing. We believe that the delivery of production quantities of this new PIN pad in 2004 will put the final piece in place for Kryptosima to begin to sign customers, deploy PIN pads, and begin to generate transaction processing revenues.

         PURCHASE AGREEMENT WITH INVENTECH: During 2003, InstaPay's Kryptosima subsidiary signed an agreement with a vendor Inventech to have "PIN pads" designed and built to the Company's specifications. PIN pads are small electronic devices for reading magnetic stripe cards and encrypting data that can be used in the Company's business to enable ATM card transactions in homes and in retail locations. Pursuant to this agreement, the Company is obligated to purchase 50 evaluation samples and two thousand production units from Inventech, at a total purchase cost of $102,500. During the quarter ended March 31, 2004, fifteen evaluation samples were received and successfully tested, and a total of $39,750 was paid to Inventech for the evaluation units already delivered, and as a deposit against additional evaluation units delivered in April and production units to be delivered in June 2004. A software problem caused the initial delivery of production units to slip into the 3rd quarter. During the quarter ended September 30, 2004, the company received and paid the balance due on the first 575 production units of the 2,000 production commitment


         WORKING CAPITAL: Throughout 2003, working capital was limited. This did not prevent the Company from pursuing the important goals set forth above, but it did limit the Company's ability to plan an aggressive sales effort going into 2004. As a result of the Company's success in achieving these goals, the board and officers determined that it was time to seek additional capital to fund a sales effort and the acquisition of inventory. On March 17, 2004, the Company finalized an agreement with Cornell Capital Partners providing bridge funding in the form of a convertible debenture for $350,000, and a Standby Equity Distribution Agreement under which the Company can draw up to $5,000,000 in working capital over a 2-year period (see further discussion under the section entitled "Liquidity and Capital Resources").

COMPONENTS OF REVENUE AND EXPENSES


         During the nine months ended September 30, 2004, InstaPay continued to focus its efforts on developing the Kryptosima business opportunity. InstaPay believes payENKRYPT is the first and so far only service approved and in production that enables web merchants to accept ATM Card payments. InstaPay charges merchants a fee per transaction for the service. Because ATM card payments offer merchants lower fees and less risk than credit card transactions, the Company is optimistic that the service will be marketed successfully to a broad range of eCommerce merchants, including target markets such as on-line brokerages that cannot accept credit cards and therefore have no other method for on-line real-time payments. Other target markets include airlines, and upscale retailers selling online, and companies issuing prepaid cards that could be reloaded online.


         Revenues during 2003 were not significant. However, the following categories define the revenues generated in 2003, and if the Company is successful in executing its business plans, these are expected to be the meaningful revenue categories in 2004.

         TRANSACTION PROCESSING FEES: During 2003 the Company generated $122 in processing fees. This category includes all fees charged to customers (merchants). Viewed at its most basic level, the Company's business model is generating revenue by charging merchants fees for the transactions processed. Therefore this category represents the Company's strategic direction, and in the long-term should become the largest revenue line. Some fees will be a fixed amount per transactions, while others may be charged on a monthly basis, or as a percentage of the dollar amount of the transactions processed.

         HARDWARE SALES: During 2003, the Company generated $500 in hardware sales. This category includes all revenue generated by the sales of PIN pads. During the next few years, this may initially exceed transaction fees. We believe that, over a period of years, as the market saturates, hardware sales will stabilize or possibly even decline, while transaction fees continue to grow. The gross margin associated with these sales will be low or possibly even negative in the short-term, as PIN pads are sold near or below cost as a marketing incentive to merchants, to help jump-start and accelerate growth

         SOFTWARE AND PATENT LICENSING FEES: The Company generated $10,000 in license fees in 2003. This category includes all revenue generated from licensing the Company's patents or software. We believe that this revenue will typically be in the form of an initial up-front fee, and/or an annual maintenance fee, and/or per-transaction fees assessed monthly or quarterly. The Company may from time to time encounter opportunities to license its patents and/or software to companies that want to pursue markets that the Company does not plan to address in the foreseeable future. We believe that licensing Kryptosima's patents and/or software to such companies will give Kryptosima the opportunity to generate revenue from markets it might otherwise not penetrate.

         PROFESSIONAL SERVICES: The Company generated $5,000 in professional fees in 2003. The Company may from time to time provide consulting services to customers and prospects, primarily involving technology issues. This category will contain any fees generated from such consulting.

         COST OF SERVICES ("OPERATIONS"): The Company had $25,020 of expenses in this category in 2003. This category includes all cost directly associated with providing services to customers, such telecommunications, personnel and infrastructure required to develop and maintain applications and operate the online computer systems, fees paid to ATM networks and vendors that support operations, and other costs of operations.

         COST OF PRODUCTS SOLD: This category includes all costs of acquiring, housing, and deploying PIN pads that are sold to customers (merchants). The Company had no expense in this category in 2003. Any costs involved with acquiring and testing the new PIN pads in 2003 were treated as development costs, not Cost of product sold.

         SELLING, GENERAL AND ADMINISTRATIVE: This category includes all other costs associated with salaries, wages, consulting fees, and expenses paid to management, administrative, sales and other personnel, and costs for advertising and promotional costs and other selling expenses.


RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

         During the three month period ended September 30, 2004, the expenses charged to operations of $158,973 consisted of operational expenses for cost of pin pads, network fees, telecommunication services, and software testing and enhancement in the amount of $23,172; legal and accounting fees of $20,923; directors' fees of $35,000; interest, depreciation and amortization of $22,686; and general and administrative expenses of $57,192. These expenses represent a decrease of $28,326 or 15.1% versus the expenses charged to operations of $187,299 during the three month period ended September 30, 2003. The expenses for 2003 consisted of operational expenses of $29,601; one-time marketing and public relations expenses of $28,002; directors' fees of $38,000; legal and accounting fees of $12,699; and general and administrative expenses of $78,997.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

         During the nine month period ended September 30, 2004, the expenses charged to operations of $487,257 consisted of operational expenses for the cost of pin pads, network fees, telecommunication services, and software testing and enhancement of $95,729; directors' fees of $105,000; legal and accounting fees of $114,197 for the annual audit, quarterly reviews, and miscellaneous other legal issues; amortization, depreciation and interest expense of $38,553; and general and administrative expenses of $133,778; representing a decrease of $247,392 or 33.7% versus the expenses of $734,649 charged to operations for the nine months ended September 30, 2003. The expenses for the nine months ended September 30, 2003 consisted of operational expenses of $99,685; legal and accounting fees of $63,408; directors' fees of $98,000; and general and administrative expenses of $154,756. There were also some one-time, non-recurring marketing and public relations expenses of $268,800 which were paid through the issuance of common stock to promote and support the Company in the marketplace and a one-time, non-recurring expense of $50,000 related to an abandoned license agreement.


RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003, COMPARED TO THE YEAR ENDED DECEMBER 31, 2002



         InstaPay had effectively been a development stage enterprise since inception in 1983. Historically, its cumulative revenues arose from the forgiveness of debt. InstaPay did not generate any revenue during the last ten
(10) years prior to 2003. InstaPay' s principal expenses during this period were due to the amortization and write-down of assets, and in recent years due to expenses incurred in connection with bringing its financial reporting current.

         During the fiscal year ended December 31, 2002 InstaPay's operating activity pertained primarily to non-cash transactions and expenses paid on behalf of InstaPay by certain officers, directors and other related parties. With the acquisition of the Kryptosima technology, the Company began having more significant expenses, and began generating some revenues during the second half of 2003. The Company's efforts during 2003 were focused primarily on achieving certain milestones as described above under "Business Developments" which were necessary before beginning to aggressively market the payENKRYPT service


         Total expenses charged to operations in 2003 were $866,405, an increase of $688,555 or 387% over the total expenses charged to operations of $177,850 in 2002. This increase is attributable to several factors, the most significant being the acquisition of Kryptosima during January of 2003 and the consolidation of its operations during 2003. During 2003, Instapay incurred certain one-time, non-recurring marketing and public relations costs which amounted to $268,800 and did not occur in 2002 and are not anticipated to reoccur in the future. These costs were incurred to promote and support Instapay in the marketplace. The cost of operations consisted of networking fees, telecommunications, testing, and continuing software development and enhancement. These costs amounted to $127,420 during 2003. There were no such costs incurred during 2002. Directors' fees were $133,000 during 2003 as compared to $130,000 during 2002. General and administrative expenses were $287,185 during 2003 versus $47,850 during 2002 or an increase of 500%. This increase is due to the acquisition of Kryptosima and the increased accounting, legal and other costs associated with being a reporting public company. Also during 2003, a one-time, non-recurring cost of $50,000 was incurred due to an abandoned license agreement.


LIQUIDITY AND CAPITAL RESOURCES


         As of December 31, 2003, the Company had a working capital deficit of approximately $ 788,000. As of that date, the Company did not have enough capital to achieve its near, medium or long-term goals. Subsequent to that date, in March 2004, the Company reached agreements with Cornell Capital Partners for $350,000 of short-term funding to be received under a convertible debenture, and up to $5,000,000 of long term funding to be received under an Equity Distribution Agreement. Our officers and directors believe that the financing we will receive from Cornell Capital Partners will provide sufficient capital for us to implement our business plan.

         In the short term, that we needed additional working capital to maintain basic operations. Cash on hand immediately prior to the agreements we currently have with Cornell Capital Partners was not sufficient to make routine payments to staff, vendors, auditors, counsel, etc. beyond March. Management believes that the $350,000 to be provided under the debenture will allow it to maintain basic operations for several months, until this registration statement becomes effective and we can draw capital under the Equity Distribution Agreement. However, there can be no assurance that this registration statement will become effective before these funds are exhausted.

         In the long term, as we introduce our payENKRYPT service, it is anticipated that additional working capital will be required to fund our operations until breakeven is reached. As we expand the business, we will have increased our monthly expenses by hiring additional sales and support staff. We had a working capital deficit of $627,693 as of September 30, 2004. Our officers and directors believe that the Equity Distribution Agreements reached with Cornell Capital Partners in March 2004 will provide sufficient working capital for the Company to implement its plans. We believe that the company can become cash-flow positive in less than 2 years, and will require less than $2M in capital to reach this point. However, these are estimates subject to many uncertainties as described throughout this document, and there can be no assurance that the funding from Cornell Capital Partners will be sufficient.

         On March 17, 2004, the Company entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, InstaPay may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 96% of the market price, which is defined as the lowest closing bid price of the common stock during the five consecutive trading days following the notice date. The amount of each cash advance under the Equity Distribution Agreement is subject to an aggregate maximum amount of $70,000, with no advance occurring within seven trading days of a prior cash advance. We should be able to receive the entire $5,000,000 in gross proceeds, available under the Equity Distribution Agreement, if we request a maximum advance of $70,000 every week for two years and our stock price does not fall below the assumed market price of $0.10 per share. If our stock price decreases below the assumed market price we will have to register additional shares in another offering in order to receive the full amount of gross proceeds available under the Equity Distribution Agreement. Our ability to receive cash advances under the Equity Distribution Agreement is limited by the number of shares we have registered for resale. Cornell Capital Partners received a one-time commitment fee of 1,520,000 shares of the Company's common stock. In addition, Cornell Capital Partners is entitled to retain a fee of 5% of each cash advance the Company receives under the Equity Distribution Agreement.


         On March 17, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners purchased a $350,000 secured convertible debenture. The secured convertible debenture accrues interest at a rate of 5% per year and matures three years from the issuance date. The secured convertible debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock during the five consecutive trading days immediately preceding the conversion date. The debenture is secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the secured convertible debenture upon 3 business days' notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.


         On October 26, 2004 we issued a promissory note for $200,000 to Cornell Capital Partners in return for a $200,000 loan Cornell Capital Partners made to the Company. The promissory note accrues interest at 12% and is due and payable on the earlier of 180 days from October 26, 2004 or within 60 days from the date this registration statement becomes effective.

         From time to time, we may evaluate potential acquisitions involving complementary businesses, content, products or technologies. InstaPay's future capital requirements will depend on many factors, including growth of our businesses, economic conditions and other factors including the results of future operations. If we are unable to raise sufficient funds to meet its long-term capital needs, there is a risk that we will be required to cease operations.

CRITICAL ACCOUNTING POLICIES

         Our most difficult and judgmental recent estimate involved determining how to account for the company's acquisition of Kryptosima in 2003, and determining a value for the assets acquired in that acquisition. Much of the valuation of the Kryptosima acquisition was assigned to the software acquired. The valuation of assets such as software is subject to periodic management review. External factors could affect management's assessment of the value of these assets. If external factors such as increased competition were to significantly reduce the company's prospects, management could determine that it is necessary write down the value of these assets.

DEVELOPMENT STAGE ENTERPRISE

         The Company is a development stage enterprise as defined by the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inception of the Company have been considered as part of the Company's development stage activities.

USE OF ESTIMATES

         The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of income and expenses during the reported period. Actual results may differ from these estimates.

Cash

         For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         The Company maintains its cash in bank deposit accounts, which, in the future, might at times exceed federally insured limits. The Company has not experienced any losses in such accounts.

REVENUE RECOGNITION

         Revenue is recognized upon delivery of hardware equipment and/or as services are incurred.

COMPREHENSIVE LOSS

         For the years ended December 31, 2003 and 2002, and for the period from December 7, 1983 (inception) to September 30, 2004, the Company has no items that represent other comprehensive loss and, therefore, has not included a Statement of Comprehensive Loss in the financial statements.

INCOME TAXES

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

LOSS PER SHARE

         In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2003 and 2002, the Company had outstanding options to purchase shares of common stock of 7,983,338 and 7,200,000, respectively. Common equivalent shares are not included in the computation of loss per share for the three or nine months ended September 30, 2004 and 2003 or the years ended December 31, 2003 and December 31, 2002 because the effect would be anti-dilutive.

STOCK OPTIONS

         The Company grants stock options with an exercise price equal to at least the fair value of the stock at the date of grant. The Company has elected to continue to account for its employee stock- based compensation plans using an intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Under APB 25, because the exercise price of the Company's employee stock options equal or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

The Company does present in a pro forma disclosure the compensation expense that would have been recognized if the fair value methodology prescribed by SFAS No. 123 had been used.


SUBMISSION OF MATTERS TO A VOTE OF STOCKHOLDERS

         There are no pending matters to be voted on by the shareholders at this time.

                             DESCRIPTION OF BUSINESS

ORGANIZATION

         INTRODUCTION

         Prior to initiating its entry into the transaction processing business in 2003, InstaPay Systems, Inc. went through several name changes and pursued several business plans. During these years it remained a developmental stage company, and generated no revenues.

         InstaPay incorporated in the State of Utah in 1983 as Cotton Tree, Inc. In 1985, it acquired, in a stock-for-stock acquisition, MEDEX, Inc. and changed its name to Roedeinger Medical Systems, Inc. In 1988, Roedeinger Medical Systems sold its line of medical products to a third party company, and it acquired, on a stock-for-stock basis, Filmagic, Inc. and changed its name to Filmagic Entertainment Corporation. Filmagic acquired approximately 1,000 half-hour films, and planned to develop a business as a film distribution and sales agency. This effort was not successful, and the Company entered a period during which it had no active employees, and the officers and directors handled all filings and business matters. The officers and directors focused their efforts on the search for potential candidates for mergers, acquisitions and potential sources of capital.

         During 2002, the Board of Directors determined that the Company should redirect itself to pursue the payment processing industry. During 2002, to implement this new direction, the Company; (i) retained a new President & CEO, Mr. Robert Bragg, to help implement this new direction; (ii) entered into negotiations to become a sales agent for Kryptosima, a payment processing Company; (iii) changed its name to InstaPay; (iv) increased the authorized shares to 200,000,000 of common stock; and (v) completed a 2 for 1 split of the Company's stock. In November 2002 an agreement was signed giving InstaPay semi-exclusive rights to act as a reseller of Kryptosima's services.

ACQUISITION OF KRYPTOSIMA

         In January of 2003, InstaPay was offered the opportunity to acquire Kryptosima. The board determined that owning Kryptosima was preferable to the agreement reached late in 2002 to be a sales agent for Kryptosima, and in January 2003 an agreement was executed for InstaPay to acquire Kryptosima in a stock-for-stock swap.

         Pursuit of the Kryptosima business opportunity became our sole focus as of the signing of the acquisition agreement in January 2003. All reports since then have presented consolidated financial information including Kryptosima. We believe that Kryptosima has valuable relationships and contracts within the payment industry. To preserve these assets, the Kryptosima entity was kept intact, and operates as a wholly-owned subsidiary of InstaPay.

         Mr. Harry Hargens, President of Kryptosima and one of its founders, also became President of InstaPay upon the signing of the acquisition agreement in January. Mr. Hargens holds degrees in engineering and marketing, and brings to InstaPay over 20 years of senior management experience in the payments industry.


         Prior to the acquisition of Kryptosima in 2003, InstaPay had no full-time or part-time staff. The time and effort required to handle the company's affairs was small, and all work was handled by the directors. Subsequent to the acquisition of Kryptosima, Kryptosima's staff became InstaPay's staff. There are 2 full-time staff, and 2 part time staff. Mr. Hargens, President and CEO of InstaPay and Kryptosima, is one of the full-time staff. The company's relations with its staff are cordial.


THE KRYPTOSIMA BUSINESS OPPORTUNITY

         Kryptosima has developed the first payment gateway service that enables Internet merchants to accept ATM card transactions. ATM Card transactions are also known as "PIN Debit" transactions, because consumers must enter their PIN number to use their ATM card. PIN debit transactions are preferred by merchants, because merchants pay lower fees for PIN debit transactions than they do for Visa/MasterCard transactions.

         Kryptosima's gateway service, named payENKRYPT(TM), is marketed to Internet merchants as an alternative to credit card acceptance. When merchants accept credit card payments, they pay fees calculated as a percentage of the transaction amount (the "discount rate"). This rate varies depending upon the merchant size, years in business, etc. Internet merchants are considered high risk and therefore pay a higher discount rate, typically 2% or more. Internet merchants also bear a greater risk of fraud. The anonymous nature of the Internet makes it easier for criminals to use stolen cards to order goods and services, and credit card systems put the brunt of the risk for fraudulent transactions on the Internet merchant. In some cases this may raise their effective cost of credit card payments to 3~4% or more, which is much higher than the discount rates paid by brick-and-mortar merchants (typically 1.5~2%). Therefore, we believe that Internet merchants are eager to identify alternative payment methods with lower fees and less risk, such as payENKRYPT.


         For instance, assuming that Kryptosima offered its service at 65 cents per transaction to a merchant paying 3% for Visa/Mastercard transactions, the merchant would obtain the following savings per transaction;

TRANSACTION AMOUNT     VISA/MASTERCARD        PAYENKRYPT             SAVINGS
------------------     ---------------        ----------             -------
          $25                $0.75                $0.65           $0.10  (13%)
          $50                $1.50                $0.65           $0.85  (57%)
          $75                $2.25                $0.65           $1.60  (71%)
         $100                $3.00                $0.65           $2.35  (78%)
         $150                $4.50                $0.65           $3.85  (86%)
         $200                $6.00                $0.65           $5.35  (89%)
         $300                $9.00                $0.65           $8.35  (93%)


         There are also certain types of "merchants" (e.g. online brokerages) for whom credit card payments are inappropriate or prohibited. We believe that these represent untapped eCommerce markets that payENKRYPT can be marketed to.

         Kryptosima's technology utilizes a unique platform developed in-house, which is capable of providing secure payment transaction services for the Internet eCommerce market. The Company holds one patent for the processes used by the system, and another is pending.


         Our patent is a "process patent" that protects techniques our system uses, not specific hardware or software. The patent contains several independent claims addressing different steps in the transaction process. These claims are applicable to ATM card transactions that are initiated by consumers shopping at a web site, secured by the consumer swiping their ATM card and entering their PIN number via an external device that performs encryption (a "PIN pad"), and routed from the consumer's PC directly to our gateway so the merchant's web site never sees the card data. Because of the broad approach that our patent claims take in describing the processes used, the patent may also apply to other types of web-based payment transactions or other web-based services.

         We filed our patent application in the USA in 1999 and in Europe in 2001. The European Patent Office (EPO) allowed the patent in October of 2002. At a minimum, the granting of our patent by the EPO gives us the right to enforce our patent in those European countries where we subsequently had our patent counsel "Nationalize" the patent. Those are England, France, Germany, Italy, Spain and Belgium. As the practice of patent law under the European Union evolves, we may also have a right to enforce the patent in other countries that belong to the European Union. The patent is valid for 20 years from its filing with the EPO in August 2000.

         The US Patent Office (USPTO) allowed our patent in August of 2004. Unlike the European system, the US process has no further stages (i.e. "Nationalization") after a patent is allowed. Therefore the notice of allowance is a final and definitive determination by the USPTO that the US patent will be issued, upon payment by us of a nominal "Issue Fee". The Issue Fee was paid September 27. The formal issuance of the patent (assignment of a patent number) typically occurs 2~4 months after payment of the Issue Fee. The patent is valid for 20 years from its filing with the USPTO in September 1999.

         Both patents are held in the name of InstaPay's wholly owned subsidiary Kryptosima.

         In addition to holding rights to the patent and pending patent described above, the company holds US trademarks for "payENKRYPT" (issued March 30, 2004, US Trademark Registration No. 2,828,240) and "Kryptosima" (issued July 15, 2003, US Trademark Registration Number 2,737,873). These registrations have an initial life of 10 years, and can be extended by periodic filings of renewals.


         Kryptosima's marketing strategy calls for a small sales force to call directly on large Internet merchants, and work with marketing partners and resellers to reach smaller merchants. We believe that this leveraged sales strategy should enable the Company to grow while minimizing sales costs.

KRYPTOSIMA BACKGROUND PRIOR TO THE ACQUISITION

         Kryptosima was founded in 2000 by experienced senior managers from the payments processing industry. This group set out to develop superior payment methods for Internet transactions. They chose to focus on enabling Internet merchants to accept ATM Card payments, just as brick-and-mortar merchants do today.

         Kryptosima began the development of technology and business relationships necessary for its payENKRYPT(TM) service in 2000. During 2002, Kryptosima felt it was nearing the point when its service would be marketable, but since the business development process was taking longer than expected, new sources of capital were required to continue. This was a difficult economic period for raising private capital, which led to Kryptosima being receptive to an acquisition by InstaPay.

ADDITIONAL MARKET BACKGROUND

         Consumers have used ATM cards, also known as debit cards, to make purchases in retail locations for over 20 years. Debit card usage has proven extremely popular and continues to grow. Contrary to misperceptions held by some, debit cards are not used only by "credit challenged" consumers. Over the past 10 years, many US banks added Visa or MasterCard logos to their ATM cards, making them functional as Visa/MC debit cards as well as ATM debit Cards. Today, more than 50% of Visa transaction volume comes from Visa debit cards, outnumbering Visa credit card volume. This demonstrates the extent to which consumers in all walks of life have embraced the use of debit cards.

         When an ATM card also has a Visa/MC logo, the card can be used with or without a PIN number when making purchases. The method used makes little difference to the consumer, but a significant difference to the merchant. If the consumer presses the "credit" button when making a payment, they are not asked for a PIN, and the transaction is processed via Visa/MC. In this case the merchant pays a discount rate, just as they do when accepting a Visa/MC credit card.

         If the consumer presses the "debit" button, they are asked to enter their PIN, and the transaction is processed via an ATM network such as STAR, NYCE or Pulse. In this case, the merchant typically pays a small fixed fee, regardless of the amount of the purchase.

         Because the ATM card transaction can be much less expensive for them, merchants want consumers to make as many transactions as possible as ATM Card transactions. In recent years Wal-Mart led a class action suit against Visa and MasterCard, demanding rule changes that would allow merchants to require customers to enter their PIN. In the summer of 2003 both Visa and MasterCard settled this suit out of court, giving merchants a broad victory. As of January 2004, when consumers present a Visa/MC debit card, merchants have the right to decline or to accept it as a Visa/MC and require consumers to enter their PIN. Wal-Mart has already announced that they will require consumers to enter their PIN when they present MasterCard debit cards, so they are processed as ATM card transactions. InstaPay/Kryptosima's payENKRYPT is the first and so far only service we are aware of that can enable Internet merchants to pursue this same strategy.

         Current ATM network security regulations require that customers enter their PIN number into a secure device that immediately encrypts the PIN data before transmission. Personal computers (PCs) are not secure devices, therefore to enable Internet ATM Card payments a small device that reads the consumer's card and encrypts their PIN (a "PIN pad") must be attached to the consumer's PC to enable ATM card transactions. InstaPay and Kryptosima believe that the low cost of these devices will be borne by Internet merchants, who will deploy the devices to their best frequent customers to achieve cheaper/safer transactions, and will use the devices as a marketing tool to attract new customers.

MANAGEMENT CHANGES FOLLOWING THE ACQUISITION

             In January 2003, after conclusion of the agreement for InstaPay to acquire Kryptosima, Mr. Hargens became President of InstaPay, a position previously held by Mr. Bragg. Mr. Bragg remained CEO.

             In March 2003, Mr. Bragg stepped down as CEO due to health reasons, but remained a Director. Mr. Hargens assumed the CEO position.

             In May 2003 Mr. Bragg stepped down as a Director due to continuing health problems.

             In June 2003 Mr. Harvey Lalach stepped down as a Director, due to constraints on his available time resulting from his other commitments.

             In September and October respectively, the board appointed Mr. Gregory Lewis and Mr. Thomas Tesmer to the board, filling the positions vacated by Mr. Bragg and Mr. Lalach. Mr. Lewis and Mr. Tesmer both bring to the board 25+ years of experience and contacts in the payments industry.

                                   MANAGEMENT


         As of December 1, 2004, the directors and executive officers of InstaPay, their ages, positions in InstaPay, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:


NAME OF DIRECTOR/
EXECUTIVE OFFICER                    AGE               POSITION                           PERIOD SERVED
-------------------------            ---               --------                           -------------
Mr. Harry Hargens                     49               President, CEO and Director        January 2003 to Present
Ms. Aubrye Harris                     28               Corporate Secretary and Director   October 1997 to Present
Mr. Frank DeSantis                    45               Corporate Counsel and Director     October 1999 to Present
Mr. R. B. Harris                      52               Acting CFO and Chairman of the     October 1997 to Present
                                                       Board of Directors
Ms. Song Liping                       45               Director                           December 2001 to Present
Mr. Thomas Tesmer                     55               Director                           August 2003 to Present
Mr. Gregory Lewis                     55               Director                           August 2003 to Present

         InstaPay's directors are elected at the annual meeting of stockholders and hold office until their successors are elected. InstaPay's officers are appointed by the Board of Directors and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.


         We believe that 4 of our 7 board members meet the definition for independence. Specifically, we believe that Mr. Tesmer, Mr. Lewis, Mr. DeSantis, and Ms. Song Liping meet NASDAQ's definition of independence because they are not and never have been officers or employees of the registrant, are not related to any present or past officer or employee of the registrant, are not affiliated with any company on which any executive of the registrant is or has been on the compensation committee, are not affiliated with our present or past independent auditors, and have not received compensation from the company in excess of $60,000 other than for board service during the last three years. (During the past 3 years Tesmer, Lewis, and Liping received no compensation other than for board service. DeSantis received 100,000 shares in 2001 and 900,000 shares in 2002 for legal services performed for the company. At the time, the registrant's shares were not actively traded and the board deemed these shares to have a value of 2 cents each).


         Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

         MR. FRANK DESANTIS: AGE 45, DIRECTOR, CORPORATE COUNSEL. Mr. DeSantis has been involved in all phases of corporate law, investment banking, trial litigation, contracts, and franchise agreements. He graduated from Western State University's Thomas Jefferson School of Law with a Juris Doctor, and passed the California Bar Exam, in 1983. Since 1984, he has operated a Solo private legal practice specializing in civil litigation and transactional law. Mr. DeSantis is also a Director and Vice-President of Pacific Sunset Investments, Inc., a publicly traded Minnesota corporation that is subject to the reporting requirements of the SEC.


         MS. AUBRYE HARRIS: AGE 28, DIRECTOR, CORPORATE SECRETARY. Ms. Harris has a Bachelor of Science Degree in International Management and has many years experience in finance. She has worked with corporate accounts, financial planning, and investor relations. Since 2002, she has worked as Franchise Development Manager for The Johnny Rockets group, a rapidly expanding restaurant chain with over 145 locations. In this position, she has broad responsibility for coordinating business development, contract, and operational issues to sign new franchisees and work with them to coordinate build-out and launch of stores consistent with the requirements set forth for the Johnny Rockets Brand. She also leads the firms' real estate site approval committee, and has responsibility for ensuring legal compliance such as intellectual property filings, License Agreements, Area Development Agreements, state registrations and FTC guidelines. From 1999 to 2002 she worked for Lantronix, Inc. as Director of Investor relations, and assisted in taking the company public (on the NASDAQ Small Cap Board: LTRX). Ms. Harris assisted Lantronix' CEO & CFO in choosing Investment Banks, SEC counsel & printer, worked with counsel to draft the S-1, prepared Road Show presentations, participated in all Road Show meetings internationally & domestically, and attended coordination meetings with Investment Banks through entire process. Lantronix designs, develops and markets hardware & software solutions that enable almost any electronic device to be accessed, managed & configured, using standards-based protocols, over the Internet or other networks (i.e. fiber optic, Ethernet)

         MS. SONG LIPING: AGE 45, DIRECTOR. Ms. Song Liping has a Masters Degree in Business Administration, British and in American Language & Literature. She has been a Foreign Development Manager with the Development Department of Shanghai Pudong Real Estate Company. Ms. Song has been a Lecturer, Director and Interpreter, of the First Teaching & Research Office and Business Head for the External Cooperation Department for Shanghai New Asia. From 1998 to 2003 she worked for Enterprise Development Department of Shanghai Pudong Real Estate Company as Assistant Manager. Since 2003, Ms. Song has been Managing Director of Shanghai Milco International Trading & Development Co. She was also a member of the Board of Directors of Aubryn International Inc., U.S. and Filmagic Entertainment Inc., U.S. Ms. Liping is also a Director of Pacific Sunset Investments, Inc., a publicly traded Minnesota corporation that is subject to the reporting requirements of the SEC.

         MR. R. B. HARRIS: AGE 52, DIRECTOR, CHAIRMAN. Mr. Harris has been involved in International Business for many years. Mr. Harris has a Bachelor of Science Degree from Cal Poly Pomona, and has spent 30 years in the automotive industry, helping to establish and operate auto dealerships. He has also been involved in International mergers, acquisitions, and joint ventures, including founding Aubryn International in 1993 to provide automotive warranties and services in Mainland China. In 1996 as President of Aubryn International, Mr. Harris created two mergers. One was the acquisition of "Wuhan Huamei GM Service Center", in Wuhan China. Wuhan Huamei had offices in Shanghai and Kumming China. The other was the acquisition of a condominium project in Tijuana Mexico. Mr. Harris continues to work full-time in the automotive industry, in addition to sitting on InstaPay's board. Since April 2004 he has worked as Lease Portfolio Manger/ Fleet Manager for Shelly Automotive Group. In this position he is responsible for managing the Company's lease customer portfolio as well as Corporate Fleet and Broker Fleet accounts. From February 2003 to March 2004 he worked for Caliber Motors Mercedes Benz as the Pre-Owned Sales Manage/Wholesale Buyer. From March 2001 to January, 2003 he worked for Downtown L.A. Mercedes Benz as Pre-Owned Sales Manager/Finance (Special Finance Focus). From March 2000 to December, 2000 he worked as New and Used Vehicle Sales Manager. From January 1995 to March 2000 he worked for Aubryn International, Inc., as the General Manger. Mr. Harris is also the Chairman of the Board and Chief Executive Officer of Pacific Sunset Investments, Inc., a publicly traded Minnesota corporation that is subject to the reporting requirements of the SEC.

         MR. HARRY HARGENS: AGE 49, DIRECTOR, PRESIDENT & CEO. Mr. Hargens has been a leader and innovator in the payments industry for over 22 years. He led Omron's entry into the POS terminal market in 1981, quickly taking the business unit from startup to 50%+ market share and $10M+ in annual revenues. Mr. Hargens was hired by Omron specifically to evaluate the opportunity in the POS equipment market, and to write a business plan for launching a business unit to develop and sell such products. Upon approval of the plan. Mr. Hargens hired and led the staff that executed the business plan. Sales, Marketing, tech support, software development and administrative staff reported to him in this position. While at Omron he was also responsible for OEM relationships that he grew to generate $25M in revenue. In 1987 he joined VeriFone, another leading terminal manufacturer, and helped lead them through several years of rapid growth. In 1991 he transitioned from equipment vendors to the transaction processing side of the business, where he held senior positions in sales, marketing, and product management at TransNet, HONOR (now part of STAR), and National Data (now Global Payments), before founding Kryptosima in January, 2000. From August, 1996 to December 1999, he was Principal at Tradewinds Technologies. Tradewinds is a consulting company owned by Mr. Hargens and his wife, also an expert in the payment processing industry. Tradewinds provided consulting services for several companies during this period, primarily in the area of helping POS equipment manufacturers to develop or acquire new products and sales channels.

         MR. THOMAS TESMER: AGE 55, DIRECTOR. Mr. Tesmer has been in the payment processing industry for over 30 years and has functioned as a start-up entrepreneur behind four highly successful processing ventures. As Vice President of POS Technologies for the HONOR ATM Network (now part of the STAR network), Tom implemented and managed the HONOR ATM/POS processing division - providing 24X7 processing for over 75,000 merchants nationwide. Prior to this, Tom was president and founder of TransNet, a start-up he led from creation to over $27MM in annual revenues supporting 30,000 merchants. TransNet eventually became the nucleus for today's Paymentech, rating among the top 10 payment processing companies worldwide. Tom has also held prominent engineering and management positions with Docutel Corporation, Unisys Corporation and TRW Space Systems. From 1999 to 2002 he worked for Heartland PAYMENT systems as the Executive Vice president, Front End Systems. Heartland Payment Systems is the largest privately-owned merchant processing sales agency in the world. With processing volumes of well over $2 billion monthly, Heartland services over 100,000 merchant accounts nationally. Mr. Tesmer held the position of SVP for Front End Systems, a position that reported to the Chairman and was responsible for supplying the technical processing services to accommodate these merchant accounts. From 1996 to 1999 he worked for Access Services, Inc. as its President and CEO. Access Services was a credit card merchant processing company, which

Mr. Tesmer helped to found. Access Services provided credit card and debit card processing services to over 8,000 merchants. It was profitably sold 2 years after formation.

         MR. GREGORY LEWIS: AGE 55, DIRECTOR. Mr. Lewis has 30 years of senior executive experience, primarily in public companies in the payments industry. From 1970 to 1984 he held a series of VP-level positions at National Data, an early leader and innovator in the business of processing credit card transactions for merchants. In 1984 he joined startup VeriFone as Senior Vice President & General Manager North America. From 1984 to 1992 he led VeriFone's growth into the world's largest POS terminal manufacturer, grew revenues beyond $100 Million and accomplished a successful IPO. In 1993 he joined BUYPASS, a leading transaction processor, as Executive Vice President. In 1995 he returned to VeriFone, then owned by Hewlett-Packard, to help expand the Company's customer and revenue base as Vice President, Emerging Markets. In 1997 he became President & CEO of IVI Checkmate, a leading manufacturer of POS terminals. During his tenure he grew Checkmate into the 3rd-largest POS terminal manufacturer in North America through both internal growth and several successful acquisitions, and then helped engineer the merger of Checkmate into European-based Ingenico, the resulting entity being one of the world's largest POS terminal manufacturer. From 2000 to 2002, he served as President & CEO of epipeline. While he was at epipeline the Company raised $4.5M in venture capital, transitioned from a developmental stage to a growth stage Company, and relocated to Virginia to be closer to customers and partners in the government markets it serves. Since leaving ePipeline in 2002, Mr. Lewis has chosen to devote a majority of his time to family and personal matters.


INVOLVEMENT IN LEGAL PROCEEDINGS

         No executive officer or director of the Company has been the subject of any bankruptcy, petition, order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

         No executive officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

         No executive officer or director of the Company is the subject of any pending legal proceedings.

AUDIT COMMITTEE

         We are currently a development stage company and we do not have an audit committee or an audit committee financial expert. The Company does not currently have a written audit committee charter or similar document. As the Company evolves, we intend to elect an audit committee and have sufficient capital to retain the services of a financial expert to serve on that audit committee.

EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years ended December 31, 2003, 2002, and 2001 certain information regarding the compensation earned by InstaPay's Chief Executive Officer and each of InstaPay's most highly compensated executive officers whose aggregate annual salary and bonus for fiscal 2003 exceeds $100,000, (the "Named Executive Officers"), with respect to services rendered by such persons to InstaPay and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                        ---------------------------------------------      ----------------------------------------------
NAME AND PRINCIPAL                                          OTHER           RESTRICTED       UNDERLYING         OTHER
  POSITION              YEAR     SALARY      BONUS      COMPENSATION       STOCK AWARDS       OPTIONS        COMPENSATION
------------------      ----     --------  ----------   ------------       ------------      ----------      ------------
Harry Hargens           2003     $120,000  $10,000(1)             --                 --      200,000(2)                --
President and CEO
Director(3)

----------

(1)  Signing bonus.

(2) In 2003, Mr. Hargens was granted options for 200,000 shares of common stock at an exercise price of $1.50 per share.

(3)  Mr. Hargens jointed the company in 2003.


                                OPTION/SAR GRANTS

                                                          NUMBER OF        PERCENT OF
                                                          SECURITIES          TOTAL
                                                          UNDERLYING      OPTIONS/SARS
                                                         OPTIONS/SARS      GRANTED TO       EXERCISE OR
                                                           GRANTED        EMPLOYEES IN       BASE PRICE
NAME                                                         (#)           FISCAL YEAR         ($/SH)       EXPIRATION DATE
-------------------------------------                   -------------     ------------      -----------     ---------------
(A)                                                          (B)               (C)              (D)               (E)
-------------------------------------                   -------------     ------------      -----------     ---------------
Harry Hargens                                                200,000             100%             $1.50     August 25, 2006
President, CEO and Director


EMPLOYMENT AGREEMENTS

         On August 25, 2003, InstaPay entered a Consulting/Employment Agreement with Mr. Harry Hargens for the position of President and CEO of the Company. Under this Consulting/Employment Agreement, Mr. Hargens is to receive an annual salary of $120,000, plus a signing bonus of $10,000 and an option to purchase 200,000 shares of common stock for an exercise price of $1.50 per share. The agreement is for one year and renews automatically for an additional one-year term unless either party terminates the agreement by giving 60-days' written notice of its intent to terminate. The agreement includes a severance payment, in the event of termination, of $60,000, plus a cash bonus based on estimated earnings of InstaPay. Under the agreement, InstaPay may elect to pay up to half of the severance payment in common stock.


         Should Instapay decide to discontinue or abandon the Kryptosima business unit, the employment agreement requires that Instapay offer Hargens the opportunity to purchase Kryptosima back from InstaPay for a reasonable amount that the parties shall negotiate in good faith. The agreement also requires InstaPay to indemnify Hargens to the fullest extent permitted by law if he is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other by reason of (or arising in part out of) any event or occurrence related to the fact that Hargens is or was a director, officer, employee, agent or fiduciary of InstaPay or Kryptosima, against any and all expenses including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation, judgments, fines, penalties and amounts paid in settlement of such Claim and any federal, state, local or foreign taxes imposed on Hargens, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. This indemnification survives any expiration or termination of this agreement.


COMPENSATION OF DIRECTORS


         As of January 1st 2003, we have a board-approved commitment to issue $5,000 in common stock to each of our directors each quarter and $25,000 in non-qualifying stock options per year with an exercise price equal to the fair-market value of the stock at the time of the grant. These 2003 options are included in the table below, along with options granted in previous years. The value for this common stock for 2003 was accrued for in the Company's financial statements, but not issued as of the end of 2003.

         During the nine months ended September 30, 2004, InstaPay accrued $105,000 based on board-approved payments of $5,000 per director per quarter served. ($70,000 of this $105,000 was paid by the share issuance described in the following paragraph). Additionally, each director is entitled to a $250 payment plus reasonable travel expenses for each board meeting attended. The directors' quarterly payments are to be paid by the issuance of restricted shares of InstaPay's common stock at the respective quarter's average trading price per share. The $250 payment and travel expenses are to be paid in cash.

         On September 15, 2004, the Company issued a total of 413,529 restricted shares to current and former directors as payment of all directors compensation accrued during 2003 and the first half of 2004.

                                         NUMBER
                                     OF SECURITIES      EXERCISE
                                       UNDERLYING         PRICE        EXPIRATION
NAME OF DIRECTOR                        OPTIONS         PER SHARE         DATE       DATE ACQUIRED
------------------------------       -------------      ---------      ----------    -------------
R. Bruce Harris*                           1,200,000          $0.02      12/31/2006      12/04/2001
                                           3,200,000          $0.02      12/31/2007      12/04/2001
                                             200,000          $0.02      12/31/2005      12/04/2001
                                              83,334          $0.30      12/31/2006      12/31/2003

Liping Song                                  200,000          $0.02      12/31/2006      12/04/2001
                                             200,000          $0.02      12/31/2005      12/04/2001
                                              83,334          $0.30      12/31/2006      12/31/2003

Aubrye Harris*                               200,000          $0.02      12/31/2006      12/04/2001
                                             200,000          $0.02      12/31/2005      12/04/2001
                                              83,334          $0.30      12/31/2006      12/31/2003

Frank DeSantis                               200,000          $0.02      12/31/2006      12/04/2001
                                             200,000          $0.02      12/31/2005      12/04/2001
                                              83,334          $0.30      12/31/2006      12/31/2003

Harry Hargens                                200,000          $1.50       8/25/2006       8/25/2003
                                              83,334          $0.30      12/31/2006      12/31/2003

Gregory Lewis                                 83,334          $0.30      12/31/2006      12/31/2003

Thomas Tesmer                                 83,334          $0.30      12/31/2006      12/31/2003

*Mr. R. Bruce Harris and Ms. Aubrye Harris each received their options solely for their services performed as directors.

                             DESCRIPTION OF PROPERTY

         InstaPay maintains the following property:


         OFFICES AND OFFICE EQUIPMENT: We do not own or rent any office space or office equipment. We currently utilize Mr. Hargens' office in Hampton, GA as our business address. To date, we have not paid nor accrued any rent for the use of this facility, or purchased any equipment for this facility. Mr. Hargens has donated the use of the facility, and the use of office equipment there (copiers, printers, fax, computers, LAN, telephones, etc). We do compensate Mr. Hargens for some telephone service charges at that location. There is no formal lease agreement for this office space. This is an informal arrangement terminable at will by Mr. Hargens.

         PRODUCTION FACILITIES: We own computer equipment that is used to provide the online services that it sells to merchants. These servers are located in a secure co-location facility in Salt Lake City, Utah. We pay $400/month rent for space, electricity, and Internet access provided at this location. Our agreement with the co-location facility, originally effective March 1, 2003, has a one-year term and automatically renews annually unless either party gives the other notice 90 days in advance.

         INVENTORY: As of December 31, 2003, we did not own any inventory, but had placed an order for the manufacture of PIN pads, which will become inventory for resale to customers (merchants). A small quantity of hand-built samples were received during the 1st quarter of 2004 and are reflected as "inventory" in our March 31, 2004 financials. The first "production" units (mass-produced units) were received during the 3rd quarter of 2004. From that point forward, and subject to available capital, we expect to hold significant amounts of inventory, at fluctuating levels as units are sold and additional inventory is acquired from the Company's vendor.


                                LEGAL PROCEEDINGS


         As of the date of this filing, we are involved in legal proceedings regarding 400,000 shares held by Mr. Harvey Lalach, a former director of the Company. We maintain that Mr. Lalach had agreed to return these shares pursuant to a decision of the entire Board of Directors to return some of their shares that were previously issued as compensation. This share return was affirmed in writing in 2003 by a board resolution as reported on a Form 8-K filed July 17, 2003. This share return arose as a result of an agreement reached among board members. In 2002, the board decided to effect a 2:1 stock split. However, it was agreed among the board members that this should not have any appearance of benefiting them. Therefore the board members agreed to return without compensation the additional shares they would receive as a result of the split. All other Directors involved have returned or are in the process of returning shares as agreed. Mr. Lalach has declined to return these shares. Both parties have retained counsel, but no litigation or formal negotiations via counsel have begun. The Company does not expect this matter to have a significant impact on the Company or its business. We will continue to include these shares in the total shares issued and outstanding until a resolution has been reached.

                             PRINCIPAL STOCKHOLDERS


         The table below sets forth information with respect to the beneficial ownership of our common stock as of December 1, 2004 for the persons known to InstaPay to be the beneficial owners of more than 5% of our common stock. In the event of a decline in the market price of our common stock, through the purchase and conversion of shares under the Equity Distribution Agreement and convertible debentures, the subsequent resale of such shares could result in InstaPay issuing a sufficient number of shares of common stock registered in this offering which if held by one or more stockholders working together, could result in a change of control.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
---------------------------------------------------------------------------------------------------------------------------
                                NAME AND ADDRESS                      AMOUNT AND NATURE OF               PERCENTAGE
TITLE OF CLASS                OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP                OF CLASS(1)
--------------    -----------------------------------                ---------------------               -----------
Common            R. B. Harris                                               2,462,049                       8.07%
                  419 Main, Suite 414
                  Huntington Beach, California 92648

Total                                                                        2,462,049                       8.07%


                        SECURITY OWNERSHIP OF MANAGEMENT
---------------------------------------------------------------------------------------------------------------------------
                                NAME AND ADDRESS                      AMOUNT AND NATURE OF               PERCENTAGE
TITLE OF CLASS                OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP               OF CLASS(1)
--------------   ------------------------------------                 --------------------               -----------
Common           R. B. Harris                                                 2,462,049                       8.07%
                 Director/Past President
                 419 Main, Suite 414
                 Huntington Beach, California  92648

Common           Harry Hargens                                                  454,548                       1.49%
                 Director, President and CEO
                 98 Shoreline Way
                 Hampton, Georgia  30228

Common           Aubrye A. Harris                                               462,049                       1.52%
                 Secretary/Director
                 1042 North Mountain, #B348
                 Upland, California  91786

Common           Frank DeSantis                                                 962,049                       3.15%
                 Director
                 2869 India Street
                 San Diego, California  92103

Common           Song Liping                                                    462,049                       1.52%
                 Director
                 Room 504, Building #305, Datong RD
                 Gaquaiao, Shanghai
                 People's Republic of China

Common           Gregory Lewis                                                   47,067                       0.15%
                 Director
                 98 Shoreline Way
                 Hampton, Georgia  30228

Common           Thomas Tesmer                                                   47,067                       0.15%
                 Director
                 98 Shoreline Way
                 Hampton, Georgia  30228

Common           TOTAL OF ALL OFFICERS AND DIRECTORS AS A
                 GROUP (FIVE PERSONS)                                         4,896,878                      16.05%


---------------
*        Less than 1%.


(1) Applicable percentage of ownership is based on 30,515,787 shares of common stock outstanding as of December 1, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 1, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         During 2003 and 2002, we received $309,400 and $53,000 respectively in working capital in the form of loans from Occetran, Inc. shareholder of ours. These loans and related accrued interests were forgiven and contributed to capital during 2003. This was accounted for as a contribution to capital.


         On March 25, 2004, certificates for a total of 77,778 shares of restricted common stock were issued to five existing shareholders to repay a $7,000 loan received by the Company prior to the completion of the above-referenced agreements with Cornell Capital Partners.


         During the nine months ended September 30, 2004, InstaPay accrued $105,000 based on a board-approved payment of $5,000 per director per quarter served. Additionally, each director is entitled to a $250 fee plus reasonable travel expenses for each board meeting attended. The directors' quarterly fees are to be paid from time to time by the issuance of restricted shares of InstaPay's common stock at the respective quarter's average trading price per share. The $250 fee per board meeting and travel expenses are to be paid in cash. Additionally, each Director will be issued at the end of each year of service non-statutory stock options exercisable at the fair value of the common stock. The currently contemplated number of such options to be issued annually is derived by dividing $25,000 by the fair value of the underlying common stock at the time of grant. In September of 2004, 413,529 shares were issued as payment for all directors fees accrued during 2003 and the first half of 2004.

         InstaPay did not give anything of value to, or receive anything of value from, any promoter during fiscal years 2003 or 2002.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         InstaPay's common stock has been traded in the over-the-counter market since November 2002, and has been subject to sporadic trading volume and pricing since then. Prior to November 2002, the stock had not actively traded for several years. When trading initiated in November 2002, the Company's name change to InstaPay had not yet been completed. Therefore trading initiated under the Filmagic Name under the symbol "FMAN." As a result of the name change to InstaPay, the Company's trading symbol became "IPYS" in December of 2002.

         In June 2003, the Company's Directors agreed to return without compensation some shares previously received as compensation for their work as Directors. Shares to be returned were as follows:

                   R. B. Harris                      1,244,000  shares
                   Aubrye Harris                       400,000  shares
                   Frank DeSantis                      900,000  shares
                   Liping Song                         400,000  shares
                   Harvey Lalach                       400,000  shares


         In 2002, our Board of Directors decided to effect a 2:1 stock split. However, it was agreed among the board members that this should not have any appearance of benefiting them. Therefore, the board members agreed to return without compensation the additional shares they would receive as a result of the stock split.

         As of the filing of this report, all but 800,000 of the above had been returned and cancelled. Of the 800,000 shares of our common stock that have not been returned, 400,000 shares are owned by Aubrye Harris and 400,000 are owned by Harvey Lalach. The 400,000 shares that are owned by Aubyre Harris are in the process of being returned voluntarily by Aubrye Harris and will be cancelled upon delivery. The 400,000 shares owned by Harvey Lalach have not been returned voluntarily and InstaPay has had to pursue legal means to obtain these shares. For further information on this litigation see the section on Legal Proceedings in this registration statement.

         During 2003, we accrued $133,000 owed to Directors as compensation for their services in 2003. This compensation is to be paid through the issuance of 144 restricted shares of common stock and the number of shares issued is based on the quarterly average price per share for the respective quarterly fees. These shares were issued September 15, 2004.


         The following table sets forth the highest and lowest bid prices for the common stock for each calendar quarter and subsequent interim period since October 4, 2002, as reported by the National Quotation Bureau. It represents interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

YEAR 2002                                               HIGH BID      LOW BID
-----------------------------------------------------------------------------
Quarter Ended October 4 to December 23, 2002              $3.15        $0.01
Quarter Ended December 24 to December 31, 2002
  (after a 2 for 1 stock split)                           $1.65        $1.55

YEAR 2003                                               HIGH BID      LOW BID
-----------------------------------------------------------------------------
Quarter Ended March 31, 2003                              $1.55         $0.40
Quarter Ended June 30, 2003                               $1.43         $0.28
Quarter Ended September 30, 2003                          $1.54         $0.85
Quarter Ended December 31, 2003                           $1.04         $0.23


YEAR 2004                                               HIGH BID      LOW BID
-----------------------------------------------------------------------------
Quarter Ended March 31, 2004                              $0.45         $0.12
Quarter Ended June 30, 2004                               $1.05         $0.17
Quarter Ended September 30, 2004                          $0.24         $0.10

         As of December 1, 2004, our common stock was held by approximately 246 stockholders.

DIVIDENDS

         We have not declared or paid cash dividends on its common stock since our inception and do not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at discretion of the Board of Directors and will depend upon, among other factors, on our operations, our capital requirements, and our overall financial condition.

                            DESCRIPTION OF SECURITIES

GENERAL

         Our authorized capital consists of 200,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock. No preferred stock has ever been issued. Set forth below is a description of certain provisions relating to InstaPay's capital stock. For additional information, please refer to InstaPay's Articles of Incorporation and By-Laws.

COMMON STOCK

         Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is InstaPay's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

         We are authorized to issue 40,000,000 shares of $0.001 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

WARRANTS

         We have not issued any warrants since inception.

OPTIONS


         As of November 1, 2004, we have options outstanding for 7,983,338 shares of common stock, which are exercisable at an average price of $0.20 per share. No stock options were granted or exercised during the nine months ended September 30, 2004. The Company grants stock options with an exercise price equal to at least the fair value of the stock at the date of grant.


SECURED CONVERTIBLE DEBENTURES

         On March 17 the Company issued a secured convertible debenture in the principle amount of $350,000. The secured convertible debenture will accrue interest at a rate of 5% per year and will mature three years from the issuance date. The secured convertible debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock during the five consecutive trading days immediately preceding the conversion date. The debenture is secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the secured convertible debenture upon 3 business days' notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. There has been no conversion of shares under the secured convertible debenture as of the date of this filing. Except for the Equity Distribution Agreement dated the date hereof between the Company and Cornell Capital Partners, LP, so long as any of the principal of or interest on this debenture remains unpaid and unconverted, the Company, shall not, without the prior consent of the Holder, issue or sell (i) any common stock or preferred stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock without consideration or for a consideration per share less than such common stock's fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statement on Form S-8. The Company shall reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of this debenture, such number of shares of common stock as shall from time to time be sufficient to effect such conversion, based upon the conversion price. If at any time the Company does not have a sufficient number of conversion shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within sixty
(60) days of that time for the sole purpose of increasing the number of authorized shares of common stock.


LIMITATION OF LIABILITY:  INDEMNIFICATION

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of InstaPay from and against certain claims arising from or related to future acts or omissions as a director or officer of InstaPay. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of InstaPay pursuant to the foregoing, or otherwise, InstaPay has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         AUTHORIZED AND UNISSUED STOCK

         The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of InstaPay that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with InstaPay's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                          CHANGES IN AND DISAGREEMENTS

              WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL MATTERS

         Hurley & Company was the Company's independent auditor for five years prior to June 26, 2003. In June, Hurley & Company notified us that they had elected not to stand for re-election as the Company's independent auditing firm. There were no disputes between Hurley & Company and the Company. A letter to this effect was filed on our Form 8-K filed on June 30, 2003.

         On June 26, 2003, we engaged Cacciamatta Accountancy Corporation to serve as our independent auditors. Cacciamatta Accountancy Corporation served as our independent auditors until March 2004.

         In March of 2004, while exploring options to raise additional working capital, we determined that potential funding sources would prefer that we engage a much larger independent auditing firm. Therefore, on March 12, 2004, we engaged Stonefield Josephson, Inc., a large certified public accounting practice with offices in 5 cities, as our independent accountants. Stonefield Josephson succeeded Cacciamatta Accountancy Corporation. There were no disputes between the Company and Cacciamatta Accountancy Corporation. A letter to this effect was filed on our Form 8-K filed on March 15, 2004.

         During our two most recent fiscal years and any subsequent interim period prior to the engagement of Stonefield Josephson, neither the Company nor anyone on the its behalf consulted with Stonefield Josephson regarding either
(i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

                                     EXPERTS


         The consolidated financial statements for the years ended December 31, 2003 and December 31, 2002 included in this prospectus, and incorporated by reference in the registration statement, have been audited by Stonefield Josephson, Inc. and Hurley & Company, independent auditors, respectively, as stated in their reports appearing with the financial statements herein and incorporated by reference in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


TRANSFER AGENT

         The transfer agent for InstaPay common stock is American Registrar & Transfer Inc. Its address is 342 East 900 South Street, Salt Lake City, Utah 84111, and its telephone number is (801) 363-9065.

                                  LEGAL MATTERS

         Leonard Nielson, attorney at law, will pass upon the validity of the shares of common stock offered hereby for its services.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to InstaPay Systems, Inc. and the shares to which this prospectus relates. Copies of the registration statement and other information filed by with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as InstaPay which filed electronically with the Commission at the following Internet address:
(http:www.sec.gov).

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                                    PAGE(S)
                                                                                                                  -----------
FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2004 (UNAUDITED)

Consolidated Balance Sheet as of the Quarter Ended September 30, 2004                                                     F-1

Consolidated Statements of Operations for the Quarters Ended                                                              F-2
  September 30, 2004 and 2003

Consolidated Statements of Operations for the Nine Months Ended September 30, 2004 and the Cumulative                     F-3
  Period from December 7, 1983 through September 30, 2004

Consolidated Statement of Stockholders' Equity for the Cumulative Period From December 7, 1983                            F-4
  Through September 30, 2004

Consolidated Statements of Cash Flows for the Nine Months Ended                                                   F-10 - F-11
  September 30, 2004 and 2003 and the Cumulative Period from December 7, 1983
  Through September, 2004

Notes to Consolidated Financial Statements                                                                        F-12 - F-17

FINANCIAL STATEMENTS FOR DECEMBER 31, 2003 AND DECEMBER 31, 2002 (AUDITED)

Independent Auditors' Report                                                                                             F-18

Independent Auditors' Report                                                                                             F-19

Consolidated Balance Sheet as of December 31, 2003                                                                       F-20

Consolidated Statements of Operations for the Years Ended December 31, 2003 and 2002                                     F-21

Consolidated Statements of Changes in Stockholder's Equity (Deficit) for the Years Ended                          F-22 - F-27
  December 31, 2003 and 2002

Consolidated Statements of Cash Flows for the Years Ended December 31, 2003 and 2002                                     F-28

Notes to Consolidated Financial Statements                                                                        F-29 - F-41

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                     ASSETS

Current Assets:

  Cash                                                             $      7,274
  Inventory                                                              22,230
                                                                   ------------
  Deposits                                                               42,750
                                                                   ------------
    Total Current Assets                                                 72,254
                                                                   ------------

Equipment, net of $10,330 of depreciation                                30,070

Other Assets:

  Software costs                                                        542,000
  Deferred Costs, net of $7,812 accumulated amortization                 38,188
                                                                   ------------
    Total Other Assets                                                  580,188

TOTAL ASSETS                                                       $    682,512
                                                                   ============

                       LIABILITIES & SHAREHOLDERS' DEFICIT

Current Liabilities:

  Accounts Payable and Accrued Expenses                            $    413,716
  Due to Officer                                                        226,000
  Shareholders' Advances                                                 16,425
  Accrued Directors Fees                                                 38,000
  Current Portion, Capital Lease Obligation                               5,806
                                                                   ------------
Total Current Liabilities                                               699,947

Long Term Liabilities:

  Capital Lease Obligation, net of current portion                       13,900
   5% Convertible Debenture, net of discount and amortization
     to discount                                                        194,508
                                                                   ------------
      Total Long Term Liabilities                                       208,408

Shareholders' Deficit:

   Common Stock, $.001 par value, 200,000,000 shares
       authorized, 30,515,787 shares issued & outstanding                30,516
  Additional Paid-in Capital                                          3,139,533
  Stock commitment fees/deferred offering costs                       (272,955)
  Accumulated deficit                                               (3,122,937)
                                                                   ------------
    Total Shareholders' Deficit                                       (225,843)

TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT                          $    682,512
                                                                   ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE QUARTERS ENDED SEPTEMBER 30, 2004 AND 2003
                                   (UNAUDITED)


                                                       2004              2003*
                                                   -----------       -----------
Revenues                                           $     2,711       $       119

Expenses                                             (158,973)         (187,299)

Other income                                                 -                65
                                                   -----------       -----------
Net Loss                                           $ (156,262)       $ (187,115)
                                                   ===========       ===========
Net loss per share, basic & diluted                $     (.01)       $     (.01)
                                                   ===========       ===========
Weighted average number of shares outstanding       29,616,842        27,829,812
                                                   ===========       ===========


* Restated, see Note V


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 AND THE
           CUMULATIVE PERIOD FROM DECEMBER 7, 1983 (INCEPTION) THROUGH
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                                                                                             12/7/1983
                                                                                                            (inception)
                                                                             2004            2003*       through 9/30/2004
                                                                           -----------      -----------  -----------------
Revenues                                                                   $     5,924      $     5,119        $    282,569

Expenses                                                                     (487,257)        (734,649)         (3,407,024)

Other income                                                                        --            1,518               1,518
                                                                           ===========      ===========     ===============
Net Loss                                                                   $ (481,333)      $ (728,012)     $   (3,122,937)
                                                                           ===========      ===========     ===============
Net loss per share, basic & diluted                                        $     (.02)      $     (.02)
                                                                           ===========      ===========
Weighted average number of
shares outstanding                                                          29,007,136       29,642,501
                                                                           ===========      ===========

* Restated, see Note V

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)
                            FOR THE CUMULATIVE PERIOD
          FROM DECEMBER 7, 1983 (INCEPTION) THROUGH SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                                                                                 Deficit
                                                                                               Accumulated
                                                                              Additional        During the
                                                     Common Stock               Paid-in        Development
                                              * Shares          Amount          Capital           Stage             Total
                                             -----------       --------       ----------       -----------        ---------
Issuance of stock -
Dec. 7, 1983                                     126,012        $   126       $     (76)         $       -        $      50
                                             -----------       --------       ----------       -----------        ---------

Balance
Dec. 31, 1983                                    126,012            126             (76)                 -               50

Net loss                                               -              -                -              (16)             (16)
                                             -----------       --------       ----------       -----------        ---------

Balance
Dec. 31, 1984                                    126,012            126             (76)              (16)               34

Issuance of
Stock                                            600,000            600            7,296                 -            7,896

Acquisition of
MEDX                                          13,200,000         13,200          501,693                 -          514,893

Issuance of
stock to effect
MEDX
Acquisition                                      720,000            720            (600)                 -              120

Net loss                                               -              -                -          (58,661)         (58,661)
                                             -----------       --------       ----------       -----------        ---------
Balance
Dec. 31, 1985                                 14,646,012      $  14,646      $   508,313       $  (58,677)      $   464,282



* All share amounts restated for a December 31, 2002 2 for 1 stock split.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Unaudited)
                                   (Continued)

                                                                                              Deficit
                                                                                            Accumulated
                                                Common Stock                Additional        During the
                                          -------------------------           Paid-in        Development
                                            Shares          Amount            Capital           Stage              Total
                                          -----------      --------         ----------      ------------        -----------
Shareholder
Contribution                                        -      $      -         $    2,800      $          -        $     2,800
Net loss                                            -             -                  -          (63,917)           (63,917)
                                          -----------      --------         ----------      ------------        -----------
Balance
Dec. 31, 1986                              14,646,012        14,646            511,113         (122,594)            403,165

Shareholder
Contribution                                        -             -              6,700                 -              6,700
Net loss                                            -             -                  -          (55,278)           (55,278)
                                          -----------      --------         ----------      ------------        -----------
Balance
Dec. 31, 1987                              14,646,012        14,646            517,813         (177,872)            354,587

Acquisition of
Filmagic, Inc.                                      -             -            800,000                 -            800,000

Net loss                                            -             -                  -         (202,612)          (202,612)
                                          -----------      --------         ----------      ------------        -----------
Balance
Dec. 31, 1988                              14,646,012        14,646          1,317,813         (380,484)            951,975

Cancellation of note relative
  to purchase of film library
                                                    -             -            100,000                 -            100,000
Net loss                                            -             -                  -         (340,532)          (340,532)
                                          -----------      --------         ----------      ------------        -----------
Balance
Dec. 31, 1989                              14,646,012      $ 14,646         $1,417,813      $  (721,016)        $   711,443



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Unaudited)
                                   (Continued)

                                                                                              Deficit
                                                                                            Accumulated
                                                Common Stock                Additional       During the
                                          -------------------------          Paid-in        Development
                                            Shares          Amount           Capital           Stage             Total
                                          -----------      --------        -----------      ------------      -----------
Net loss                                            -      $      -        $         -      $  (180,007)      $ (180,007)
                                          -----------      --------        -----------      ------------      -----------
Balance
Dec. 31, 1990                              14,646,012        14,646          1,417,813         (901,023)          531,436

Net income                                          -             -                  -            28,964           28,964
                                          -----------      --------        -----------      ------------      -----------
Balance
Dec. 31, 1991                              14,646,012        14,646          1,417,813         (872,059)          560,400

Net loss                                            -             -                  -          (70,200)         (70,200)
                                          -----------      --------        -----------      ------------      -----------
Balance
Dec. 31, 1992                              14,646,012        14,646          1,417,813         (942,259)          490,200

Net loss                                            -             -                  -          (70,200)         (70,200)
                                          -----------      --------        -----------      ------------      -----------
Balance
Dec. 31, 1993                              14,646,012        14,646          1,417,813       (1,012,459)          420,000

Net loss                                            -             -                  -          (70,000)         (70,000)
                                          -----------      --------        -----------      ------------      -----------
Balance
Dec. 31, 1994                              14,646,012        14,646          1,417,813       (1,082,459)          350,000

Net loss                                            -             -                  -          (70,000)         (70,000)
                                          -----------      --------        -----------      ------------      -----------
Balance
Dec. 31, 1995                              14,646,012      $ 14,646        $ 1,417,813     $ (1,152,459)      $   280,000



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   (Unaudited)
                                   (Continued)

                                                                                              Deficit
                                                                                            Accumulated
                                                Common Stock                Additional       During the
                                          -------------------------          Paid-in        Development
                                            Shares          Amount           Capital           Stage             Total
                                          -----------      --------        -----------     -------------      -----------

Net loss                                            -      $      -        $         -     $    (70,000)      $  (70,000)

Balance Dec. 31, 1996                      14,646,012        14,646          1,417,813       (1,222,459)          210,000

Net loss                                            -             -                  -          (70,000)         (70,000)

Balance Dec. 31, 1997                      14,646,012        14,646          1,417,813       (1,292,459)          140,000

Net loss                                            -             -                  -         (130,000)        (130,000)

Balance Dec. 31, 1998                      14,646,012        14,646          1,417,813       (1,422,459)           10,000

Stock issued for services                   1,880,000         1,880             35,720                 -           37,600

Net loss                                            -             -                  -          (37,600)         (37,600)

Balance Dec. 31, 1999                      16,526,012        16,526          1,453,533       (1,460,059)           10,000

Contingent issuance of 1,000,000
  shares for services                               -             -             70,000                 -           70,000

Net loss                                            -             -                  -          (79,000)         (79,000)

Balance Dec. 31, 2000                      16,526,012      $ 16,526        $ 1,523,533     $ (1,539,059)      $     1,000




              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Unaudited)
                                   (Continued)

                                                                                              Deficit
                                                                                            Accumulated
                                                Common Stock                Additional       During the
                                          -------------------------          Paid-in        Development
                                            Shares          Amount           Capital           Stage             Total
                                          -----------      --------        -----------     -------------      -----------

Balance Dec 31, 2000                       16,526,012    $   16,526       $  1,523,533     $ (1,539,059)      $     1,000

Issuance of shares for services             3,325,000         3,325             63,175                 -           66,500

Net loss                                            -             -                  -          (75,430)         (75,430)

Balance Dec 31, 2001                       19,851,012        19,851          1,586,708       (1,614,489)          (7,930)

Issuance of shares for services             5,500,000         5,500            104,500                 -          110,000

Issuance of shares for debt                 4,182,800         4,183              6,274                 -           10,457

Options granted below market to
  directors                                                                     50,000                             50,000

Net loss                                            -             -                  -         (177,850)        (177,850)

Balance Dec 31, 2002                       29,533,812        29,534          1,747,482       (1,792,339)         (15,323)



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Unaudited)
                                   (Continued)

                                                                                 Stock           Deficit
                                                                              Commitment       Accumulated
                                                              Additional     Fees/Deferred     During the
                                      Common Stock             Paid-in         Offering        Development
                                 Shares         Amount         Capital           Costs            Stage           Total
                                -----------    --------       ----------     -------------     -----------     -----------
Shares issued to acquire
  Kryptosima                      1,000,000       1,000           (1,000)                                                -

Stock for Services                  240,000         240           268,560                -                -        268,800

Contribution- shareholder                 -           -           367,950                -                -        367,950

Common stock returned by
  Directors, Contributed to

  capital & cancelled           (2,944,000)     (2,944)             2,944                -                -

Net loss for year Ended

  12/31/03                                -           -                 -                -        (849,265)      (849,265)

Balance Dec.31, 2003             27,829,812      27,830         2,385,936                -      (2,641,604)      (227,838)

Stock issued to Cornell

  Capital as commitment fee       1,520,000       1,520           188,480        (190,000)                -              -

Issuance of shares for cash          77,778          78             6,922                -                -          7,000

value of beneficial
  conversion right
  associated with debenture                                       170,833                -                -        170,833

Deferred offering costs                                                            (82,955)                        (82,955)

Issuance of shares
For services                      1,088,197       1,088           387,362                                          388,450

Net loss for the nine
  months Ended 9/30/04                    -           -                 -                -        (481,333)      (481,333)

Balance 9/30/04                  30,515,787    $ 30,516       $ 3,139,533      $ (272,955)     $(3,122,937)    $ (225,843)


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS
                    ENDED SEPTEMBER 30, 2004 AND 2003 AND THE
                     CUMULATIVE PERIOD FROM DECEMBER 7, 1983
                     (INCEPTION) THROUGH SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                                                                                              12/07/1983
                                                                                                              (Inception)
                                                                                                                Through
                                                                                2004              2003*        09/30/2004
                                                                            ------------       -----------    ------------
Cash Flows from Operating Activities:

  Net Loss                                                                  $  (481,333)       $ (728,012)    $(3,122,937)
      Non-Cash Items:
        Depreciation and amortization                                             29,213             2,250         547,239
        Stock issued for services and payment of expenses                        378,450           268,800       1,552,325
        Options granted to directors                                                                                50,000
        Debt forgiveness                                                                                         (250,156)
        Write-down of assets                                                                                       589,895
      Changes in assets and liabilities:
        (Increase) decrease in inventory                                        (22,230)                          (22,230)
        (Increase) decrease in deposits                                         (42,750)                          (42,750)
        (Increase) in deferred costs                                            (117,955            50,000       (117,955)
        (Increase) decrease in accounts payable and accrued liabilities         (95,812)           148,773         138,691
                                                                            ------------       -----------    ------------

         Net cash used by operating activities                                 (352,417)         (258,189)       (677,878)
                                                                            ------------       -----------    ------------
Cash Flows from Investing Activities

  Cash acquired in acquisition                                                         0             4,000           4,000
  Investment in technology                                                             0                          (50,000)
  Equipment purchase                                                                   0                          (25,400)
                                                                            ------------       -----------    ------------
      Net cash provided by (used by) Investing activities                              0             4,000        (71,400)
                                                                            ------------       -----------    ------------

Cash Flows from Financing Activities

  Proceeds from borrowings                                                       350,000           264,400         712,400
  Shareholder contributions                                                                                          9,500
  Issuance of stock                                                                7,000                            14,946
  Capital lease obligation                                                                                          25,400
  Capital lease repayments                                                       (4,213)                           (5,694)
                                                                            ------------       -----------    ------------
      Net cash provided by financing activities                                  352,787           264,400         756,552
                                                                            ------------       -----------    ------------

Increase in Cash and Cash Equivalents                                                370            10,211           7,274

Balance, Beginning of Period                                                       6,904               646               0
                                                                            ------------       -----------    ------------
Balance, End of Period                                                         $   7,274       $    10,857        $  7,274
                                                                            ============       ===========    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS
  ENDED SEPTEMBER 30, 2004 AND 2003 AND THE CUMULATIVE PERIOD FROM DECEMBER 7,
                   1983 (INCEPTION) THROUGH SEPTEMBER 30, 2004
                                   (UNAUDITED)
                                   (CONTINUED)

                                                                                                               12/07/1983
                                                                                                               (Inception)
                                                                                                                Through
                                                                                  2004              2003*      06/30/2004
                                                                              ----------          --------    -------------
Supplemental Disclosures:
  Interest paid                                                               $    2,518          $      -    $      3,138
  Taxes paid                                                                  $        -          $      -    $          -

Non-cash investing and financing activities:
  Issuance of stock for loan commitment fees                                  $  200,000                 -    $    200,000
  Acquisition of Kryptosima for stock and assumption of liabilities,
    assets (net)                                                              $        -           542,000    $    542,000
  Assets acquired for stock                                                   $        -                 -    $  1,315,013


*Restated, see Note V

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)


NOTE I - MANAGEMENT'S STATEMENT


In the opinion of management, the accompanying unaudited financial statements have been prepared in accordance with the Form 10-QSB instructions and contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position of Instapay Systems, Inc. (InstaPay) as of September 30, 2004; and the results of operations and cash flows for the three and nine month periods ended September 30 2004 and 2003 in conformity with accounting principles generally accepted in the United States. These financial statements have been prepared consistently with the accounting policies described in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission and should be read in conjunction with this Quarterly Report on Form 10-QSB. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the consolidated results of operations to be expected for the full fiscal year ending December 31, 2004. Certain information and footnote disclosures normally included in the financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted.


NOTE II - BASIS OF PRESENTATION

InstaPay's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.


Instapay, since its inception, has sustained continued losses and its liabilities significantly exceed its assets. During 2003 the Company acquired Kryptosima LLC, an entity with significant assets that could generate revenue. However, as of September 30, 2004, the Company had limited revenues and cash. As such there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the uncertainty of discontinuing operations.

During the first quarter of 2004, InstaPay reached an agreement with Cornell Capital Partners, LP that the Company believes will provide sufficient working capital for the Company to develop its business plans. However, there can be no assurances that InstaPay will be successful in any of its endeavors or will become financially viable.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)
                                   (CONTINUED)


NOTE III:  DEFERRED COSTS


Legal and commitment fees incurred in connection with the convertible debentures have been capitalized and are being amortized over the life of the debentures which is three years.


NOTE IV: STOCK OPTIONS


No stock options were granted or exercised during the quarter ending September 30, 2004, the period being reported, or during the nine months ended September 30, 2004.

The Company grants stock options with an exercise price equal to at least the fair value of the stock at the date of grant. The Company has elected to continue to account for its employee stock-based compensation plans using an intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Under APB 25, because the exercise price of the Company's employee stock options equal or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company does present in a pro forma disclosure the compensation expense that would have been recognized if the fair value methodology prescribed by SFAS No. 123 had been used.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company' net loss and loss per share would be reduced to the pro forma amounts indicated below for the nine months ended September 30, 2004 and 2003:

                                                                                             September 30,    September 30,
                                                                                                  2004            2003
                                                                                             -------------    -------------
Net loss attributable to common shareholders, as reported                                    $  (418,333)     $  (728,012)
Stock compensation calculated under APB25                                                               -                -
Stock compensation calculated under SFAS 123                                                 $  (319,790)     $  (267,609)
                                                                                             -------------    -------------

Pro forma net loss attributable to common shareholders                                       $  (801,123)     $  (995,621)
                                                                                             -------------    -------------

Net loss per share available to common shareholders - basic and diluted

As reported                                                                                  $      (.02)       $    (.02)
Pro forma                                                                                    $      (.03)       $    (.03)

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)
                                   (CONTINUED)


NOTE V - RESTATEMENT


Instapay has made certain adjustments to the accounting for the acquisition of Kryptosima and for the accrual of directors' fees which have been reflected in the December 31, 2003 Form 10-KSB and which resulted in restatement of the previously filed Form 10-QSB for the period ended September 30, 2003. When InstaPay prepared its quarterly financials for the first quarter of 2003, a preliminary conservative determination was made to account for the acquisition in a way that put no assets on the company's books. Since Kryptosima was a pre-revenue company, market demand for its system had not yet been confirmed, so it seemed in keeping with SFAS 144 to impair the value of the software asset acquired. Therefore the acquisition was booked with an acquisition cost equal to a fair market value of the stock and options used to acquire Kryptosima's only tangible asset was its software, this put a software asset on the books with a value of $1,712,000. The value of this asset was then immediately written down ("impaired") in its entirety, resulting in an "impairment loss" of $1,712,000.

When InstaPay reviewed its results for 2003 and the year-end status of its business in preparing the year-end financials, a conclusion was reached that this preliminary treatment was not consistent with certain accounting principles or subsequent determinations. The effects of the adjustments are as follows:

Regarding the acquisition cost, management concluded that SFAS 141 does not apply to this transaction because at the time of the acquisition, neither the acquirer or acquiree constituted a business as defined in SFAS 141 paragraph 9 footnote 4 and EITIF 98-03 paragraph 6. Neither entity had the elements of a business, defined as "a self-sustaining integrated set of activities and assets conducted and managed for the purposed of providing a return to investors. A business consists of (a) inputs, (b) processes applied to those inputs, and (c) resulting outputs that are used to generate revenues. For a transferred set of activities and assets to be a business, it must contain all of the inputs and processes necessary for it to continue to conduct normal operations after the transferred set is separated from the transferor, which includes the ability to sustain a revenue stream by providing its outputs to customers."

Since the application of SFAS 141 does not apply and the transferee retained an interest in the transferred assets subsequent to the transfer, management relied on SAB Topic 5g "TRANSFERS OF NONMONETARY ASSETS BY PROMOTERS OR SHAREHOLDERS (SAB NO. 48)" Where not 3 states that "Estimating the fair value of the common stock issued, however, is not appropriate when the stock is closely held and/or seldom or ever traded.", at the time of the transaction the shares of the Company were closely held and seldom traded.

Since the Company had no operations and enterprise value and the common stock was closely held and seldom traded, the value of the 1,000,000 shares of the common stock and 500,000 options for restricted shares issued for the acquisition of Kryptosima were valued at zero. The acquisition cost was limited to the amount of the fair value of the liabilities assumed of $561,000, assumed by the Company.

The treatment of the acquisition was therefore adjusted to show an acquisition cost of $561,000, and book acquired assets of $4,000 cash, $15,000 computer equipment, and $542,000 software, totaling $561,000.

The initial $542,000 value for the software asset was solely an outcome of the acquisition, not an assessment of the software's value. However, management considered whether to leave this value on the books or reduce it at year-end, and concluded that this value was reasonable and did not require a write-down at that time. Progress in developing the company's business during 2003 provided some validation of the business concept and the software's functionality, reducing the earlier uncertainty. Further, as part of its year-end review management attempted to determine the acquisition cost of comparable software packages, and validated that $542,000 was a reasonable valuation for software package of this size and complexity. Therefore no impairment was recorded.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)
                                   (CONTINUED)

                                                                                                As Previously
                                                                                                    Stated       As Restated
                                                                                                -------------    ------------
Cash                                                                                            $      7,845     $     10,857
Software costs                                                                                             -          542,000
Accounts payable and accrued liabilities                                                             718,303          723,742
Additional paid-in capital                                                                         3,137,986        2,017,986
Deficit accumulated during the development stage                                                 (4,179,924)      (2,520,351)
Expenses                                                                                             675,585          734,649
Net loss                                                                                         (2,387,585)        (728,012)
Net loss per share, basic and diluted                                                                  (.08)            (.02)


NOTE VI - AGREEMENT WITH CORNELL CAPITAL /CONVERTIBLE DEBENTURE


On March 17, 2004, the Company executed agreements with Cornell Capital Partners, LP ("Cornell"), which the Company believes will provide sufficient working capital to pursue its business plan. Under the agreement, Cornell will provide bridge financing in the form of a convertible debenture ("CD"), and long-term financing under a standby equity distribution agreement ("SEDA"). Under the SEDA, InstaPay can put shares to Cornell up to a total of $5,000,000 over a 2-year period, subject to a weekly limit of $70,000. Each advance requires a 5% commitment fee be paid to Cornell. The timing and amount of these transactions is at InstaPay's discretion. For each transaction, the shares will be valued according to an average price for the 5 days following notice to Cornell. Under the terms of the CD, Cornell has provided a total of $350,000 in funding in three rounds ($150,000, $100,000, and $100,000). The CD has a due date of March 17, 2007 and accrues interest at the rate of 5% per year. No principal and interest payments are due until due date. Each round of funding requires a commitment fee of 10% of the amount advanced. The CD is convertible, at the holder's option, into shares of Instapay's common stock at the price per share equal to the lesser of (a) an amount equal to 120% of the closing bid price as of the date of the agreement, or (b) an amount equal to 80% of the lowest closing bid price for the five trading days immediately preceding the conversion date.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)
                                   (CONTINUED)


NOTE VI - AGREEMENT WITH CORNELL CAPITAL (CONTINUED)


Instapay has the right to redeem a portion or all of the outstanding convertible debenture. The redemption price shall be 120% of the amount redeemed plus accrued interest. In the event of a redemption, the holder of the debenture shall receive a warrant to purchase 50,000 shares of Instapay common stock for each $100,000 redeemed, prorata. The warrants shall be exercisable on a cash basis and have an exercise price of 120% of the closing bid price on the closing date. The warrants shall have piggy-back registration rights and shall survive for 2 years from the closing date.

On March 24, 2004, a certificate for 1,520,000 shares of restricted common stock was issued to Cornell in payment of a commitment fee required by the above-referenced agreements. These shares were issued based on the closing price of the stock on March 17, 2004 or $.125 per share for a total fee of $190,000. This fee is included as a reduction of equity as of March 31, 2004.

The Company received the first round of $150,000 under the debenture on March 18, 2004. As outlined above, the note-holder has a right to convert this debt to equity. In cases where the exercise of conversion rights could result in a note-holder receiving shares at a conversion price less than the current fair market value of the shares, EITF 98-5 requires that the company immediately recognize an expense (a beneficial conversion feature) representing the difference between the conversion price and the market price, even if no such conversion has occurred. In accordance with EITF 98-5, a beneficial conversion feature (BCF) with a value of $37,500 was recognized related to this $150,000 funding. This BCF was booked as a $37,500 debt discount and a $37,500 increase in Additional Paid In Capital. The discount of $37,500 will be amortized over the 3-year life of the debenture.

The company received the second round of funding under the debenture ($100,000) on June 11, 2004, upon filing an SB-2 registration statement with the SEC per the agreement. In accordance with EITF 98-5, a beneficial conversion feature with a value of $100,000 was calculated related to this $100,000 funding. The discount of $100,000 will be amortized over the lifetime of the debenture.

On August 11, 2004, the company received the third and final round of funding under the debenture ($100,000). In accordance with EITF 98-5, a beneficial conversion feature with a value of $33,333 was recognized related to this $100,000 funding. The discount of $33,333 will be amortized over the life of the debenture. For the quarter and nine months ended September 30, 2004, amortization of the beneficial conversion discount amounted to $12,216 and $15,341 respectively.

None of the note balance under this debenture agreement has been converted into common stock as of September 30, 2004.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)
                                   (CONTINUED)


NOTE VII - RELATED PARTY TRANSACTIONS


During the quarter and nine months ended September 30, 2004, InstaPay accrued $35,000 and $105,000 respectively, based on a board-approved payment of $5,000 per director per quarter served. Additionally, each director is entitled to a $250 fee plus reasonable travel expenses for each board meeting attended. The directors' quarterly fees are to be paid by the issuance of restricted shares of InstaPay's common stock at the respective quarter's average trading price per share. The $250 fee per board meeting and travel expenses are to be paid in cash. Additionally, each Director will be issued at the end of each year of service non-statutory stock options exercisable at the fair value of the common stock. The currently contemplated number of such options to be issued annually is derived by dividing $25,000 by the fair value of the underlying common stock at the time of grant.

During September, 2004, InstaPay issued 413,529 restricted shares of common stock to current and former directors for services rendered from January 1, 2003 through June 30, 2004 totaling $200,000. These shares were issued as payment of the board-approved quarterly fee of $5,000 per director and calculated based on the average price per share for each quarter of service.

Also during September, 2004, InstaPay issued 594,668 restricted shares of common stock to certain officers and shareholders for current and past services rendered to InstaPay in the amount of $178,450. These shares were issued at an agreed price of $0.30 per share, well above the then current market price per share of $0.15.


NOTE VIII - COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS


InstaPay is currently involved in legal proceedings regarding 400,000 shares held by a former Director. InstaPay maintains that the former Director had agreed to return these shares as part of a share return without compensation that InstaPay believes all Directors agreed to. The former Director has declined to return the shares as agreed. The Company will continue to include these shares as issued and outstanding until a resolution has been reached.


PURCHASE AGREEMENT


During 2003, InstaPay's Kryptosima subsidiary signed an agreement with a vendor ("Inventech") to have "PIN pads" designed and built to the Company's specifications. PIN pads are small electronic devices for reading magnetic stripe cards and encrypting data that can be used in the Company's business to enable ATM card transactions in homes and in retail locations. Per this agreement, the Company is obligated to purchase 50 evaluation samples and two thousand production units from Inventech, at a total purchase cost of $102,500. During the quarter ending March 31, 2004, fifteen evaluation samples were received and successfully tested, and a total of $39,750 was paid to Inventech for the evaluation units already delivered, and as a deposit against additional evaluation units delivered in April and production units to be delivered later. During the quarter ended June 30, 2004, the balance of the evaluation 50 units were received and paid for. All of these units were used as lab samples or distributed to customers during the quarter, resulting in zero inventory on hand as of June 30, 2004. During the quarter ended September 30, 2004, the company received and paid the balance due on the first 575 production units of the 2,000 production commitment. Of these, 81 were used during the quarter, leaving an ending inventory of 494. Of the 81, 70 were sold, and 11 were used as sample units in the company's sales efforts. Additionally, InstaPay paid Inventech $30,000 as a deposit against future production.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)
                                   (CONTINUED)

NOTE VIII - COMMITMENTS AND CONTINGENCIES (CONTINUED)


OBLIGATIONS UNDER CAPITALIZED LEASES


During 2003, InstaPay acquired certain equipment under a capital lease, which is secured by the related asset. As of September 30, 2004, the capital lease obligation has been recorded as equipment with a cost totaling $ 25,400 and accumulated depreciation of $ 5,080.

Future minimum rental payments under the capital lease and the net present value of future lease payments at September 30, 2004 are as follows:

                                                     Year ending
                                                     Dec 31,            Amount
                                                     -----------      ----------
                                                     2004             $    1,400
                                                     2005                  8,403
                                                     2006                  8,403
                                                     2007                  6,303
                                                                      ----------
Total minimum lease payments                                              24,509

Less: Amount representing Interest                                       (4,803)
                                                                      ----------
Present value of future minimum Lease payments                            19,706

Less:  Current portion                                                   (5,806)
                                                                      ----------

                                                                      $   13,900
                                                                      ==========


NOTE IX - SUBSEQUENT EVENTS


  On October 19, 2004, the company received notice that it's US Patent will be allowed.

On October 26, 2004, InstaPay executed a promissory note with Cornell Capital Partners which provided the company with $200,000 of funding to be repaid by draws against the SEDA, as more fully described in Note VI above, after the company's registration statement becomes effective. The note bears interest at the rate of 12% and is payable on the earlier of one hundred eighty days from the date of the note or within 60 days from the date that InstaPay's registration statement becomes effective.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
InstaPay Systems, Inc. and Subsidiary

 Hampton, Georgia

We have audited the accompanying consolidated balance sheet of InstaPay Systems, Inc. and Subsidiary (collectively, the "Company") (A Development Stage Company) as of December 31, 2003, and the related consolidated statement of operations, stockholders' equity, and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of InstaPay Systems, Inc. and Subsidiary as of December 31, 2003, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the accompanying consolidated financial statements, the Company has no established source of revenue and has a working capital deficit of $788,169, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 15, 2004

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
InstaPay Systems, Inc.

We have audited the accompanying consolidated balance sheet of Filmagic Entertainment Corporation (A Development Stage Company) as of December 31, 2002 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. The consolidated financial statements are the responsibility of the management of Filmagic Entertainment Corporation. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Filmagic Entertainment Corporation as of December 31, 2002, and the consolidated results of their operations and their cash flows for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company, as a development stage enterprise, has no significant assets and has not generated any revenue for several years which raises substantial doubt about its ability to continue as a going concern. Management's plan to raise capital is also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Hurley & Company

Granada Hills, CA
April 4, 2003

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003



                       ASSETS

Current assets:

  Cash                                                              $      6,904
                                                                    ------------
    Total current assets                                                   6,904

  Equipment, net of accumulated depreciation of $4,270                    36,130

  Software cost and other asset                                          543,000
                                                                    ------------
    Total assets                                                    $    586,034

          LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

  Accounts payable and accrued expenses                             $    418,413
                                                                    ------------
  Due to officer                                                         232,015
  Accrued directors' fees                                                133,000
  Shareholder advances                                                     6,525
  Current portion, capital lease obligation                                5,120
                                                                    ------------

    Total current liabilities                                            795,073

Capital lease obligation, less current portion                            18,799

Stockholders' deficit:

  Common Stock, $.001 par value, 200,000,000 shares
    authorized, 27,829,812 shares issued and outstanding                  27,830
  Additional paid-in-capital                                           2,385,936
  Deficit accumulated during the development stage                   (2,641,604)
                                                                    ------------

    Total stockholders' deficit                                        (227,838)
                                                                    ------------

    Total liabilities and stockholders' deficit                     $    586,034
                                                                    ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                             Dec. 07, 1983
                                                                                                              (Inception)
                                                                                                                Through
                                                                                2003              2002       Dec. 31, 2003
                                                                            ------------       -----------   -------------
Revenues                                                                    $     15,622       $         -   $     276,645

Operating expenses                                                             (866,405)         (177,850)      (2,919,767)

Other income                                                                       1,518                 -            1,518
                                                                            ------------       -----------   -------------
Net loss                                                                    $  (849,265)       $ (177,850)   $  (2,641,604)
                                                                            ============       ===========   ==============
Net loss per share - Basic and diluted                                      $      (.03)       $     (.01)
                                                                            ============       ===========
Weighted average number of shares outstanding                                 27,722,853        22,821,443
                                                                            ============       ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)

                                                                                                 Deficit
                                                                                              Accumulated
                                                    Common Stock              Additional        During the
                                           ----------------------------         Paid-in        Development
                                             *Shares           Amount           Capital            Stage            Total
                                           ----------        ----------     ------------      ------------       ----------
Issuance of stock  - Dec. 7, 1983             126,012        $      126     $       (76)      $          -       $       50
                                           ----------        ----------     ------------      ------------       ----------

Balance Dec. 31, 1983                         126,012               126             (76)                 -               50
Net loss                                            -                 -                -              (16)             (16)
                                           ----------        ----------     ------------      ------------       ----------

Balance Dec. 31, 1984                         126,012               126             (76)              (16)               34
Issuance of Stock                             600,000               600            7,296                 -            7,896
Acquisition of MEDX                        13,200,000            13,200          501,693                 -          514,893
Issuance of stock to effect MEDX
  acquisition                                 720,000               720            (600)                 -              120
Net loss                                            -                 -                -          (58,661)         (58,661)
                                           ----------        ----------     ------------      ------------       ----------

Balance Dec. 31, 1985                      14,646,012        $   14,646     $    508,313      $   (58,677)       $  464,282

* All share amounts restated for a December 31, 2002 2 for 1 stock split.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Continued)

                                                                                                 Deficit
                                                                                              Accumulated
                                                    Common Stock              Additional        During the
                                           ----------------------------         Paid-in        Development
                                             Shares            Amount           Capital            Stage            Total
                                           ----------        ----------     ------------      ------------       ----------

Shareholder contribution                            -        $        -     $      2,800      $          -      $     2,800
Net loss                                            -                 -                -          (63,917)         (63,917)
                                           ----------        ----------     ------------      ------------       ----------

Balance Dec. 31, 1986                      14,646,012            14,646          511,113         (122,594)          403,165

Shareholder contribution                            -                 -            6,700                 -            6,700
Net loss                                            -                 -                -          (55,278)         (55,278)
                                           ----------        ----------     ------------      ------------       ----------

Balance Dec. 31, 1987                      14,646,012            14,646          517,813         (177,872)          354,587

Acquisition of Filmagic, Inc.                       -                 -          800,000                 -          800,000
Net loss                                            -                 -                -         (202,612)        (202,612)
                                           ----------        ----------     ------------      ------------       ----------

Balance Dec. 31, 1988                      14,646,012            14,646        1,317,813         (380,484)          951,975

Cancellation of note relative to
  purchase of film library                          -                 -          100,000                 -          100,000
Net loss                                            -                 -                -         (340,532)        (340,532)
                                           ----------        ----------     ------------      ------------       ----------

Balance Dec. 31, 1989                      14,646,012        $   14,646     $  1,417,813      $  (721,016)      $   711,443

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Continued)

                                                                                                 Deficit
                                                                                              Accumulated
                                                    Common Stock              Additional        During the
                                           ----------------------------        Paid-in         Development
                                             Shares            Amount          Capital            Stage            Total
                                           ----------        ----------     ------------      ------------      -----------
Net loss                                            -        $        -     $          -      $  (180,007)      $ (180,007)
                                           ----------        ----------     ------------      ------------      -----------

Balance Dec. 31, 1990                      14,646,012            14,646        1,417,813         (901,023)          531,436

Net income                                          -                 -                -            28,964           28,964
                                           ----------        ----------     ------------      ------------      -----------

Balance Dec. 31, 1991                      14,646,012            14,646        1,417,813         (872,059)          560,400

Net loss                                            -                 -                -          (70,200)         (70,200)
                                           ----------        ----------     ------------      ------------      -----------

Balance Dec. 31, 1992                      14,646,012            14,646        1,417,813         (942,259)          490,200

Net loss                                            -                 -                -          (70,200)         (70,200)
                                           ----------        ----------     ------------      ------------      -----------

Balance Dec. 31, 1993                      14,646,012            14,646        1,417,813       (1,012,459)          420,000

Net loss                                            -                 -                -          (70,000)         (70,000)
                                           ----------        ----------     ------------      ------------      -----------

Balance Dec. 31, 1994                      14,646,012            14,646        1,417,813       (1,082,459)          350,000

Net loss                                            -                 -                -          (70,000)         (70,000)
                                           ----------        ----------     ------------      ------------      -----------

Balance Dec. 31, 1995                      14,646,012        $   14,646     $  1,417,813      $(1,152,459)      $   280,000


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                    (DEFICIT)
                                   (Continued)

                                                                                                 Deficit
                                                                                              Accumulated
                                                    Common Stock              Additional        During the
                                           ----------------------------        Paid-in         Development
                                             Shares            Amount          Capital            Stage            Total
                                           ----------        ----------     ------------      ------------      -----------
Net loss                                            -        $        -          $     -     $    (70,000)    $    (70,000)
                                           ----------        ----------     ------------      ------------      -----------

Balance Dec. 31, 1996                      14,646,012            14,646        1,417,813       (1,222,459)          210,000

Net loss                                            -                 -                -          (70,000)         (70,000)
                                           ----------        ----------     ------------      ------------      -----------

Balance Dec. 31, 1997                      14,646,012            14,646        1,417,813       (1,292,459)          140,000

Net loss                                            -                 -                -         (130,000)        (130,000)
                                           ----------        ----------     ------------      ------------      -----------

Balance Dec. 31, 1998                      14,646,012            14,646        1,417,813       (1,422,459)           10,000

Stock issued for services                   1,880,000             1,880           35,720                 -           37,600

Net loss                                            -                 -                -          (37,600)         (37,600)
                                           ----------        ----------     ------------      ------------      -----------

Balance Dec. 31, 1999                      16,526,012            16,526        1,453,533       (1,460,059)           10,000

Contingent issuance of 1,000,000
  shares for services                               -                 -           70,000                 -           70,000

Net loss                                            -                 -                -          (79,000)         (79,000)
                                           ----------        ----------     ------------      ------------      -----------

Balance Dec. 31, 2000                      16,526,012      $     16,526   $    1,523,533   $   (1,539,059)     $      1,000

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Continued)

                                                                                                 Deficit
                                                                                              Accumulated
                                                    Common Stock              Additional        During the
                                           ----------------------------        Paid-in         Development
                                             Shares            Amount          Capital            Stage            Total
                                           ----------        ----------     ------------     --------------    ------------
Balance Dec 31, 2000                       16,526,012        $   16,526     $  1,523,533     $ (1,539,059)     $      1,000

Issuance of shares for services             3,325,000             3,325           63,175                 -           66,500

Net loss                                            -                 -                -          (75,430)         (75,430)
                                           ----------        ----------     ------------     --------------    ------------

Balance Dec 31, 2001                       19,851,012            19,851        1,586,708       (1,614,489)          (7,930)

Issuance of shares for services             5,500,000             5,500          104,500                 -          110,000

Issuance of shares for debt                 4,182,800             4,183            6,274                 -           10,457

Options granted below market to
  directors                                                                       50,000                             50,000

Net loss                                            -                 -                -         (177,850)        (177,850)
                                           ----------        ----------     ------------     --------------    ------------

Balance Dec 31, 2002                       29,533,812            29,534        1,747,482       (1,792,339)         (15,323)

Issuance of Shares to Acquire
  Kryptosima                                1,000,000             1,000          (1,000)                                  -


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Continued)

                                                                                                 Deficit
                                                                                              Accumulated
                                                    Common Stock              Additional        During the
                                           ----------------------------        Paid-in         Development
                                             Shares            Amount          Capital            Stage            Total
                                           ----------        ----------     ------------      ------------      -----------
Stock for Services                            240,000               240          268,560                 -          268,800

Contribution- shareholder                           -                 -          367,950                 -          367,950

Common stock returned by Directors,

  Contributed to capital & cancelled      (2,944,000)           (2,944)            2,944                 -                -

Net loss for the Year ended
  Dec. 31, 2003                                     -                 -                -         (849,265)        (849,265)
                                           ----------        ----------      -----------      ------------      -----------

Balance Dec. 31, 2003                      27,829,812        $   27,830       $2,385,936      $(2,641,604)       $(227,838)
                                           ==========        ==========      ===========      ============      ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                                             Dec. 7, 1983
                                                                                                              (Inception)
                                                                                                                Through
                                                                              2003              2002         Dec. 31, 2003
                                                                            ------------       -----------   --------------
Cash flows from operating activities:

  Net loss                                                                  $  (849,265)       $ (177,850)    $ (2,641,604)
  Non-cash items:
  Stock issued for services and payment of expenses                              268,800           120,457        1,173,875
  Granting of options to board                                                         -            50,000           50,000
  Debt forgiveness                                                                     -                 -        (250,156)
  Write-down of assets                                                            50,000                            589,895
  Depreciation and amortization                                                    4,270                 -          518,026

Changes in assets and liabilities:
  Increase(decrease) in liabilities- increase in accounts payable and
    accrued expenses, including due to officer                                   220,534             5,039          234,503
                                                                            ------------       -----------    -------------
    Net cash used by operating activities                                      (305,661)           (2,354)        (325,461)

Cash flows from investing activities:

  Cash acquired in acquisition                                                     4,000                 -            4,000
  Investment in technology                                                             0          (50,000)         (50,000)
  Equipment purchase                                                            (25,400)                 -         (25,400)
                                                                            ------------       -----------    -------------
    Net cash used for investing activities                                      (21,400)          (50,000)         (71,400)

Cash flows from financing activities:

  Issuance of stock                                                                    -                 -            7,946
  Shareholder contributions                                                            -                 -            9,500
  Proceeds from borrowings -related party                                        309,400            53,000          362,400
  Capital lease obligation                                                        25,400                 -           25,400
  Capital lease payments                                                         (1,481)                 -          (1,481)
                                                                            ------------       -----------    -------------
    Net cash provided by Financing activities                                    333,319            53,000          403,765

    Net increase in cash and cash equivalents                                      6,258               646            6,904

Cash and cash equivalents, beginning of year                                         646                 -                -
                                                                            ------------       -----------    -------------

Cash and cash equivalents, end of year                                      $      6,904       $       646    $       6,904
                                                                            ============       ===========    =============
Supplemental Disclosures:

  Interest paid                                                             $        620       $         -    $         620
  Income taxes paid                                                         $          -       $         -    $           -
  Non-cash investing and financing activities:
    Acquisition of Kryptosima for stock and assumption of liabilities,
      asset (net):                                                          $    542,000       $         0    $     542,000
    Assets acquired for stock                                               $          0       $         0    $   1,315,013

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

InstaPay Systems, Inc. and Subsidiary (the "Company") was incorporated in Utah in 1983 as Cotton Tree, Inc. In 1985, the Company acquired all the shares of MEDX, Inc. (an Arizona Corporation) through a tax-free exchange of stock with all the MEDX shareholders, and changed its name to Roedinger Medical Systems, Inc. The primary business of MEDX was the development and marketing of patented medical products under the names Vida and Prevent.

In 1988, the Company acquired all the shares of Filmagic Incorporated (a Delaware Corporation) through a tax-free exchange of stock, and changed its name to Filmagic Entertainment Corporation. All shares of Roedinger Medical Systems, Inc. required for the acquisition were donated back to the Company by then principal shareholder.

Filmagic Incorporated was organized in 1987. Its principal business was to acquire tape masters of half-hour television programming and the rights to license those tapes for television and home video in the United States and foreign markets where such programming is applicable. Its principal asset was a library of over 900 tape masters. No licensing transactions have been made since inception.

In December 2002, the Company changed its name to InstaPay and entered into an agreement to resell certain technology services. In January 2003, the Company entered into an agreement to acquire Kryptosima, the Company who owned the technology. The acquisition was finalized in August 2003. Kryptosima now operates as a wholly-owned subsidiary of InstaPay, and represents the Company's primary focus and only active operations.

DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage enterprise as defined by the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inception of the Company have been considered as part of the Company's development stage activities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

For certain of the Company's financial instruments, including cash, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of income and expenses during the reported period. Actual results may differ from these estimates.

CASH

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

REVENUE RECOGNITION

Revenue is recognized upon delivery of hardware equipment and/or as services are incurred.

COMPREHENSIVE LOSS

For the years ended December 31, 2003 and 2002, and for the period from December 7, 1983 (inception) to December 31, 2003, the Company has no items that represent other comprehensive loss and, therefore, has not included a Statement of Comprehensive Loss in the financial statements.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOSS PER SHARE

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2003 and 2002, the Company had outstanding options to purchase shares of common stock of 7,983,338 and 7,200,000, respectively. Common equivalent shares are not included in the computation of loss per share for the years ended December 31, 2003 and December 31, 2002 because the effect would be anti-dilutive.

STOCK OPTIONS

The Company grants stock options with an exercise price equal to at least the fair value of the stock at the date of grant. The Company has elected to continue to account for its employee stock- based compensation plans using an intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Under APB 25, because the exercise price of the Company's employee stock options equal or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company does present in a pro forma disclosure the compensation expense that would have been recognized if the fair value methodology prescribed by SFAS No. 123 had been used.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company' net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31, 2003 and 2002:

                                                   December 31,     December 31,
                                                       2003             2002
                                                  -------------    -------------
Net loss attributable to common shareholders,
  as reported                                     $  (849,265)     $   (177,850)
Stock compensation calculated under APB25                    -                 -
Stock compensation calculated under SFAS 123         (419,000)       (1,179,040)
                                                  ------------     -------------
Pro forma net loss attributable to common
  shareholders                                    $(1,268,265)     $ (1,356,890)
                                                  ============     =============
Net loss per share available to common
  shareholders - basic and diluted
As reported                                       $     (0.03)     $      (0.01)
Pro forma                                         $     (0.05)     $      (0.07)


ACCOUNTING FOR LONG LIVED ASSETS

In keeping with SFAS 144, management considers the value of all significant assets in case of any change in status that might affect the asset's value, and at least annually, to determine if any impairment of the value carried on the books for that asset seems necessary. Currently, the company's only significant long-lived asset is the software acquired in the Kryptosima acquisition. In management's estimation, nothing occurred during the period being reported to cause management to believe that any impairment (reduction) in the value of this asset is called for. If the Kryptosima business unit is successful in marketing its services, then the discounted cash flows from that business should exceed the carrying cost of this software asset which enables that business.

ACCOUNTING FOR SOFTWARE ASSETS

The company sporadically acquires off-the-shelf software packages for internal use, and is almost continually engaged in internal development of software for internal use

For low cost software packages acquired through purchases (for instance operating systems for desktop PCs), we expense these as they are acquired. We consider these to be short-lived assets that are almost always upgraded or replaced by new purchases within a few years.

Using contractors and/or employees, the company designs and develops software that is intended for internal use. The company follows the guidance of SOP 98-1 in accounting for this development activity.

Under this standard, i) development work to demonstrate feasibility of a new product concept is expensed, ii) development work to create a new product after feasibility is demonstrated is capitalized, iii) development work consisting of "maintenance" and "minor upgrades" after a product is marketable is expensed, and iv) development work to create "major upgrades" is capitalized.

In management's estimation, Kryptosima's services reached a point where they were sufficiently complete and functional to be marketable prior to InstaPay's acquisition of Kryptosima, and development work done since then has consisted solely of maintenance and minor upgrades. Therefore, all development expense since then and during the period being reported has been expensed.

We amortize capitalized software over a 5-year period using straight-line amortization, beginning once the software is utilized to begin to generate revenue. While we believe that Kryptosima's service is sufficiently complete to be marketable, Kryptosima has not yet begun to generate significant revenue or transaction volume. Therefore we consider the software acquired in the Kryptosima acquisition as not being in service, and therefore we have not yet begun to amortize this asset.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's consolidated financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that the guarantor recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing such guarantee. FIN 45 also requires additional disclosure requirements about the guarantor's obligations under certain guarantees that it has issued. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 and the disclosure requirements are effective for financial statement periods ending after December 15, 2002. The adoption of FIN 45 did not have a material impact on the financial position, results of operations or cash flows of the Company.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement amends Statement 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to Statement 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative, in particular, the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors, the meaning of underlying, and the characteristics of a derivative that contains financing components. The adoption of this pronouncement did not have a material effect on the financial statements of the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment to Concepts No. 6, the Board decided to defer issuing that amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instruments including puttable shares, convertible bonds, and dual-indexed financial instruments. The adoption of this pronouncement did not have a material effect on the financial statements of the Company.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. During October 2003, the FASB issued Staff Position No. FIN 46 deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003, if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting such variable interest entity in accordance with FIN 46. On December 24, 2003, the FASB issued FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities, (FIN-46R), primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, Consolidation of Variable Interest Entities, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. While FIN-46R modifies or clarifies various provisions of FIN-46, it also incorporates many FASB Staff Positions previously issued by the FASB. The Company does not anticipate that the adoption of this pronouncement will have a material impact on the Company's financial position or results of operations.

In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The adoption of this pronouncement has no material impact to the Company's financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 2:           BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses for the years ended December 31, 2003 and 2002 of $849,265 and $177,850, respectively, and at December 31, 2003, had a working capital deficit of $788,169. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

During 2003 the Company acquired an operating entity with significant assets that could generate revenue. However, as of December 31, 2003, the Company had neither revenues nor significant cash. As such there could be substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the uncertainty of discontinuing operations.

NOTE 3:           ACQUISITION

In January of 2003, the Company was offered the opportunity to acquire Kryptosima. The board determined that owning Kryptosima was preferable to the agreement reached late in 2002 to be a sales agent for Kryptosima, and in January 2003 an agreement was executed for InstaPay to acquire Kryptosima in a stock-for-stock swap.

Pursuit of the Kryptosima business opportunity became the Company's sole focus as of the signing of the acquisition agreement in January 2003. All reports since then have presented consolidated financial information including Kryptosima. We believe that Kryptosima has valuable relationships and contracts within the payment industry. To preserve these assets, the Kryptosima entity was kept intact, and operates as a wholly owned subsidiary of InstaPay.

InstaPay acquired Kryptosima for 1,000,000 (1 Million) restricted shares of InstaPay common stock, and 500,000 (one half million) options for restricted shares of InstaPay common stock, exercisable at $1.50, to be granted upon Kryptosima going "into production" with an ATM network, and expiring 18 months after that date. At the time of the acquisition, the Company's shares had recently traded at $1.55 per share. However, since the shares had traded for less than 90 days, and trading volume was light, it seemed inappropriate to use this share price in determining the acquisition cost.

Since the Company had no operations and enterprise value, the value of the 1,000,000 shares of common stock and 500,000 options for restricted shares issued for the acquisition of Kryptosima are valued at zero. The acquisition cost is limited to the amount of the fair value of the liabilities assumed of $561,000.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 3:           ACQUISITION (CONTINUED)

The acquisition was recorded using the purchase method of accounting, and accordingly, the purchase price has been allocated as set out below:

         Cash                                         $     4,000
         Equipment                                         15,000
         Software                                         542,000
         Accounts payable and accrued
           expenses                                     (561,000)
                                                      -----------
                                                      $         -
                                                      ===========

Pro-forma information as though the companies had been combined for all periods presented has not been provided as the amounts are not materially different

NOTE 4:  NOTE PAYABLE

During 2002, the Company entered into an agreement with a group of shareholders to obtain capital to complete the acquisition of the Kryptosima technology in exchange for a note bearing interest at 10% per annum. During the 2003 year, the amount of the loan and accrued interest increased to $367,950 as the Company required additional capital. The loan was collateralized by substantially all the assets of the Company including its rights to the Kryptosima technology. In December 2003, the note was forgiven by the shareholders in an effort to assist the Company in building shareholder value. The Company has recorded this forgiveness as a contribution to capital.

This loan and accrued interests amounting to $367,950 were forgiven during 2003 without consideration, as noted above and were contributed to capital.

NOTE 5:  CAPITAL LEASE OBLIGATION

InstaPay acquired certain equipment under a capital lease, which is secured by the related asset.

As of December 31, 2003, the capital lease obligation has been recorded as equipment with a cost totaling $ 25,400 and accumulated depreciation of $ 1,270.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 5:  CAPITAL LEASE OBLIGATION (CONTINUED)

Future minimum rental payments under the capital lease and the net present value of future lease payments at December 31, 2003 are as follows:

       Year ending December 31,                                  Amount
       ----------------------------------------------          ----------
       2004                                                    $    8,403
       2005                                                         8,403
       2006                                                         8,403
       2007                                                         6,303
                                                              ----------

       Total minimum lease payments                                31,512
       Less:  Amount representing Interest                        (7,593)
                                                              ----------

       Present value of future minimum lease payments              23,919
       Less:  Current portion                                     (5,120)
                                                              ----------

                                                              $    18,799
                                                              ===========

NOTE 6:  RELATED PARTY TRANSACTIONS

During 2003 and 2002, the Company received $309,400 and $53,000 respectively in working capital in the form of loans from shareholders. These loans and accrued interests were forgiven during 2003. These loans were accounted for as a contribution to capital.

During 2002, two shareholders advanced funds to the Company or paid bills on behalf of the Company totaling $10,457. In early November, Management decided to repay the debt by issuing 4,182,800 shares of restricted common stock. To determine this number of shares, management used an estimated value per share of $.005, since as of the time of this issuance the Company had not begun trading so no market price had been established.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 7:  COMMITMENTS AND CONTINGENCIES

Michael Roedinger, a former principal shareholder, has asserted that the Company owes him approximately $75,000 for funds advanced to the Company prior to 1988. Management contends that this issue was resolved by an exchange of property, equipment and cash. Management and counsel believe neither claim will adversely affect the Company. Further, R.B. Harris has placed restrictions on the 318,276 shares owned by Michael Roedinger. Those shares are currently included in the shares issued and outstanding and the Company has no specific remedy noted for the shares to be traded.

Management and counsel believe neither of the above claims will adversely affect the Company.

As of the date of this filing, the Company is involved in legal proceedings regarding 400,000 shares held by a former Director. The Company maintains that the former Director had agreed to return these shares as part of a share return without compensation that the Company believes that all Directors agreed to (see item 5 below). This share return was affirmed in writing in 2003 by a board resolution as reported by an 8-K filed July 17, 2003. All other Directors involved have returned shares as agreed (See Item 5 below). This former Director has declined to return these shares. Both parties have retained counsel, but no litigation or formal negotiations via counsel have begun yet. The Company does not expect this matter to have a significant impact. The Company will continue to include these shares in the total shares issued and outstanding until a resolution has been reached.

NOTE 8:  INCOME TAXES

The Company has a net operating loss carry-forward of approximately $2,650,000 that may be used to offset future taxable income. However, the tax benefit has not been recorded due to the uncertainty of the utilization of these carry-forwards. The federal and state carry-forwards all expire by 2023. InstaPay has not filed federal tax returns since 1993. Kryptosima is current in its state and federal tax filings through 2002.

The reconciliation of the effective income tax rate to the Federal and State statutory rate is as follows:

   Federal income tax rate                                                34.0%
   State income tax rate                                                   6.0%
   Current Year losses                                                   (40.0)
                                                                     ----------
   Effective income tax rate                                               0.0%
                                                                     ==========

                                                        2003             2002
                                                    ----------       ----------
   Deferred tax benefit of net operating loss
     carry-forwards                                 $  940,000       $  600,000
   Valuation allowance                               (940,000)        (600,000)
                                                    ----------       ----------
   Income tax benefit                               $        0       $        0
                                                    ==========       ==========

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 9:  STOCK OPTIONS

As of December 31, 2003, the Company had the following options outstanding:

                                          Black-Scholes
                                              Shares              Price            Expire            Value         Total
                                          -------------           -----            ------           ------    -------------
Options granted in 2001:

R.B. Harris                                 1,200,000             $ .02             2006            $.0307      $    18,420
Four other board members                      800,000             $ .02             2006            $.0307      $    12,280
                                          -------------                                                       -------------
                                            2,000,000                                                           $    30,700
Options granted in 2002:

Robert Bragg                                1,000,000             $1.00             2004            $.2568      $   256,800
Board member shares                         3,200,000             $0.02             2007            $.0307      $    98,240
Board member shares                         1,000,000             $0.02             2005             $.824      $   824,000
                                          -------------                                                       -------------
                                            5,200,000                                                           $ 1,179,040
Options granted in 2003:
Harry Hargens                                 200,000             $1.50             2006              $.14         $ 28,425
Board member shares                           583,338             $0.30             2006              $.29      $   167,541
                                          -------------                                                       -------------
                                              783,338                                                           $   195,966

Total outstanding at December 31, 2003      7,983,338                                                           $ 1,405,706
                                          ===========                                                         =============

The Black Scholes option-pricing model was calculate the values shown above for options. The following assumptions were used in the calculations:

                                     2003(1)           2003(2)            2002             2001
                                     -------          --------           ------           ------
Risk free interest rate(3)            5.23%             4.94%                1%               5%
Expected years until exercise             3                 3               2/5                5
Expected stock volatility                 -                 -              100%             100%
Calculated stock volatility           26.7%            230.5%
Dividend yield                           0%                0%                0%               0%

(1)(2) Separate Black-Scholes calculations performed for Hargens options granted in August 03(1) and options granted to all board members in December 03(2).

(3)      LT composite rates for appropriate dates taken from www.ustreas.gov.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 9:  STOCK OPTIONS (CONTINUED)

During 2003, in light of the Company's improved prospects and share price, the directors agreed to reduce their compensation, from 50,000 shares of common stock per quarter, to $5,000 worth of common stock per quarter, and $25,000 worth of non-qualifying stock options per year, with an exercise price equal to the fair market value when they are granted. This reduction was retroactive to January 1, 2003.

"$5,000 worth" and "$25,000 worth" above mean $5,000 and $25,000 respectively divided by the fair market value at time of grant, to determine the number of shares/options to be issued.

As a result, the Company has a commitment to issue shares to board members every quarter, and to issue options to board members once per year. The shares to be issued for 2003 have been accrued for but not yet issued. No accrual has been made for the options, since APB 25 indicates a zero cost for options issued that are exercisable at fair market value.

The number and weighted average exercise prices of all options (including 797,500 shares of incentive stock option) granted for the years ended December 31, 2003 and 2002 are as follows:

                                                                             2003                            2004
                                                                 --------------------------      -------------------------
                                                                                   Average                        Average
                                                                                   Exercise                       Exercise
                                                                    Number          Price         Number           Price
                                                                 -----------       --------      ---------        --------
Outstanding at beginning Of the year                              7,200,000         $0.16        2,000,000          $0.02
Granted during the year                                             783,388         $0.61        5,200,000          $0.22
Outstanding end of the year                                       7,983,388         $0.20        7,200,000          $0.16
Exercisable at end of the year                                    7,983,388         $0.20        7,200,000          $0.16
Exercised during the year                                                 0           ---                0          - - -
Cancelled during the year                                                 0           ---                0          - - -

NOTE 10:  RESEARCH AND DEVELOPMENT

During the year ended December 31, 2003, the Company incurred approximately $70,000 in research and development expenses. No research and development expenses were incurred for the year ended December 31, 2002. Research and development expenses represent work done on enhancements and problem-fixes for the existing product. No new products were under development. The amount incurred in the year ending December 31, 2003 consists of approximately $45,000 of technical staff compensation, $23,000 of management compensation and approximately $2,000 in miscellaneous equipment and other expenses associated with R&D.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 11:  RESTATEMENT

The Company has made certain adjustments to the accounting of the acquisition transaction (see Note 3), which result to restatement of 2003's filed 10-QSBs. The effects of the adjustments are as follows:


                                                                                          As Previous
                                                                                            Stated         As Restated
                                                                                          -------------    -------------
Three months ended March 31, 2003

  Additional Paid In Capital                                                                  3,135,042        2,015,042
  Software costs                                                                                      -          542,000
  Deficit accumulated during development stage                                              (4,360,526)      (2,136,743)
  Expense                                                                                       856,187          344,404
  Impairment loss                                                                             1,712,000                -
  Net loss                                                                                  (2,568,187)        (344,404)
  Net loss per share                                                                             (0.08)           (0.01)

Three months ended June 30, 2003

  Additional Paid In Capital                                                                  3,135,042        2,015,042
  Software costs                                                                                      -          542,000
  Deficit accumulated during development stage                                              (4,579,458)      (2,333,236)

Three months ended September 30, 2003

  Additional Paid In Capital                                                                  3,137,986        2,017,986
  Software costs                                                                                      -          542,000
  Deficit accumulated during development stage                                              (4,179,924)      (2,520,351)


NOTE 12:  SUBSEQUENT EVENTS

On March 17, 2004, the Company executed agreements with Cornell Capital Partners for a Standby Equity Distribution Agreement (SEDA) under which the Company can raise up to $5,000,000 over a 2-year period by periodically placing shares of the Company's common stock to Cornell. An agreement was also executed with Cornell for $350,000 in bridge funding in the form of a convertible debenture. See the Results of Operations: Liquidity and Capital Resources above for further details.

On March 24, 2004, a certificate for 1,520,000 shares of restricted common stock was issued to Cornell Capital Partners in payment of a fee associated with the SEDA.

On March 25, 2004, certificates for a total of 77,778 shares of restricted common stock were issued to 5 existing shareholders to repay a $7,000 loan received by the Company to help cover costs prior to the completion of the above-referenced agreements with Cornell Capital Partners.


The 5% fee is a direct cost to raising capital, which will be subtracted by Cornell from funds before they are delivered. As a direct cost to raising capital, subtracted from net funds before they are delivered, this fee will not appear directly on the company's P&L or Balance Sheet. By reducing the amount of cash the company receives for shares sold to Cornell, this fee will represent a form of dilution to other shareholders.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT INSTAPAY SYSTEMS, INC., EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.


                             -----------------------

This prospectus does not constitute an offer to sell, or                        ----------------------
a solicitation of an offer to buy any securities:

                                                                                       PROSPECTUS

     |_| except the common stock offered by this
         prospectus;                                                             ---------------------

     |_| in any jurisdiction in which the offer or solicitation is not authorized;

     |_| in any jurisdiction where the dealer or other                     116,183,333 SHARES OF COMMON STOCK
         salesperson is not qualified to make the offer
         or solicitation;

     |_| to any person to whom it is unlawful to make the                        INSTAPAY SYSTEMS, INC.
         offer or solicitation; or

     |_| to any person who is not a United States
         resident or who is outside the jurisdiction of
         the United States.
                                                                                   DECEMBER ___, 2004

The delivery of this prospectus or any accompanying sale does not imply that:

     |_| there have been no changes in the affairs of InstaPay
         Solutions after the date of this prospectus; or

     |_| the information contained in this prospectus is correct after the date of this prospectus.


                 -----------------------

Until _________, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of InstaPay from and against certain claims arising from or related to future acts or omissions as a director or officer of InstaPay. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of InstaPay pursuant to the foregoing, or otherwise, InstaPay has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. InstaPay will pay all expenses in connection with this offering.


Securities and Exchange Commission Registration Fee          $      1,472.25
Printing and Engraving Expenses                              $      2,500.00
Accounting Fees and Expenses                                 $     15,000.00
Legal Fees and Expenses                                      $     50,000.00
Miscellaneous                                                $     16,027.75

TOTAL                                                        $     85,000.00



SALES OF UNREGISTERED SECURITIES

         During the past three years, InstaPay has issued the following securities without registration under the Securities Act of 1933:

----------------------------------------------------------------------------------------------------------------------------
ISSUED TO                  DATE        REASON SHARES ISSUED                           # OF SHARES     $ PER SHARE   TOTAL
----------------------------------------------------------------------------------------------------------------------------
YEAR 2001
----------------------------------------------------------------------------------------------------------------------------
R. Bruce Harris            12/27/2001  Services as Chairman/CEO and Director            1,400,000           $0.02   $28,000

Frank DeSantis             12/27/2001  Services as Director and Legal Services            500,000            0.02    10,000

Aubrye Harris              12/27/2001  Services as Director                               400,000            0.02     8,000

Song Liping                12/27/2001  Services as Director                               400,000            0.02     8,000

Harvey Lalach              12/27/2001  Services as Director                               400,000            0.02     8,000

Thomas Hough               12/27/2001  Accounting services                                225,000            0.02     4,500

----------------------------------------------------------------------------------------------------------------------------
YEAR 2002
----------------------------------------------------------------------------------------------------------------------------

R. Bruce Harris            04/05/2002  Services as Chairman/CEO                         1,000,000            0.02    20,000

R. Bruce Harris            04/05/2002  Services as Director                               100,000            0.02     2,000

Thomas Hough               04/05/2002  Accounting services                                300,000            0.02     6,000

Aubrye Harris              04/05/2002  Services as Director                               200,000            0.02     4,000


----------------------------------------------------------------------------------------------------------------------------
ISSUED TO                  DATE        REASON SHARES ISSUED                           # OF SHARES     $ PER SHARE   TOTAL
----------------------------------------------------------------------------------------------------------------------------
YEAR 2001
----------------------------------------------------------------------------------------------------------------------------
Harvey Lalach              04/05/2002  Services as Director                               200,000            0.02     4,000

Frank DeSantis             04/05/2002  Services as Director                               200,000            0.02     4,000

Song Liping                04/05/2002  Services as Director                               200,000            0.02     4,000

Thomas Hough               10/18/2002  Accounting services                                100,000            0.02     2,000

Aubrye Harris              10/18/2002  Services as Director                               200,000            0.02     4,000

Harvey Lalach              10/18/2002  Services as Director                               200,000            0.02     4,000

Liping Song                10/18/2002  Services as Director                               200,000            0.02     4,000

Frank DeSantis             10/18/2002  Services as Director                               200,000            0.02     4,000

R. Bruce Harris            10/18/2002  Services as Director                               300,000            0.02     6,000

R. Bruce Harris            10/18/2002  Services as Chairman/CEO                         1,000,000            0.02    20,000

Frank DeSantis             11/08/2002  Legal services                                     900,000            0.02    18,000

Thomas Hough               11/08/2002  Accounting services                                200,000            0.02     4,000

Timoleon Kabilafkas        11/20/2002  For cash advances                                2,280,000          0.0025     5,700

Triad Investments          11/20/2002  For cash advances                                1,902,800          0.0025     4,757

----------------------------------------------------------------------------------------------------------------------------
YEAR 2003
----------------------------------------------------------------------------------------------------------------------------

Inavest, Inc.              03/02/2003  For public relations/comm services                  50,000            1.12    56,000

Guardian Financial                      or public relations/comm services
Services, Inc.             03/02/2003  F                                                   50,000            1.12    56,000

John Valov                 03/27/2003  For marketing services                             100,000            1.12   112,000

Harold Wiley               03/27/2003  For marketing services                              40,000            1.12    44,800


----------------------------------------------------------------------------------------------------------------------------
YEAR 2004
----------------------------------------------------------------------------------------------------------------------------

Cornell Capital            03/24/2004  Commitment fee                           1,520,000        $0.12.5         $190,000

Alan Campbell              03/25/2004  For cash advances                             77,778      $0.12.8         $10,000

Newbridge Securities       09/15/2004  Placement Fee                                 80,000      $0.12.5         $10,000

Bruce Harris               09/15/2004  Services as Director                          62,049      $0.48.3 (a)     $30,000

Aubrye Harris              09/15/2004  Services as Director                          62,049      $0.48.3 (a)     $30,000

Harry Hargens              09/15/2004  Services as Director                          62,049      $0.48.3 (a)     $30,000

Song Liping                09/15/2004  Services as Director                          62,049      $0.48.3 (a)     $30,000

Frank Desantis             09/15/2004  Services as Director                          62,049      $0.48.3 (a)     $30,000

Harvey Lalach              09/15/2004  Services as Director                            4,575     $1.09.3 (a)     $  5,000

Thomas Tesmer              09/15/2004  Services as Director                          47,067      $0.37.2 (a)     $17,500

Gregory Lewis              09/15/2004  Services as Director                          47,067      $0.37.2 (a)     $17,500

Robert Bragg               09/15/2004  Services as Director                            4,575     $1.09.3 (a)     $  5,000

Tom Hough                  09/15/2004  Accounting services                           38,000      $0.30           $11,400

Eric Schneider             09/15/2004  Software development                        100,000       $0.30           $30,000

Samuel Jones               09/15/2004  Software development                          43,334      $0.30           $13,000

Robert Hodgson             09/15/2004  Software development                        213,334       $0.30           $64,000

Harry Hargens              09/15/2004  Management services                         200,000       $0.30           $60,000

(a) For 2003 and 2004, Director's fees accrue quarterly at $5,000 per quarter, and are paid in shares, with the number of shares due for each quarter based on the share price during that quarter. These issuances paid all Directors fees accrued for 2003 and the first two quarters of 2004. The number of shares due was calculated using the appropriate price for each quarter. These "share price" figures represent an average across all of the quarter(s) of service for each Director.


YEAR 2004

         On March 17, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase a $350,000 secured convertible debenture. The secured convertible debenture accrues interest at a rate of 5% per year and matures three years from the issuance date. The secured convertible debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock during the five consecutive trading days immediately preceding the conversion date. The debenture is secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the secured convertible debenture upon 3 business days' notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

         On March 17, 2004, InstaPay entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, InstaPay may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 96% of the market price, which is defined as the lowest closing bid price of the common stock during the five consecutive trading days following the notice date. The amount of each cash advance under the Equity Distribution Agreement is subject to a maximum amount of $70,000, with no advance occurring within seven trading days of a prior cash advance.

         On March 17, 2004, InstaPay issued Cornell Capital Partners 1,520,000 shares of the Company's common stock valued at $190,000 according to the market price per share at the time of issuance. The shares were issued as a one-time commitment fee under the Equity Distribution Agreement dated March 17, 2004.


         On March 17, 2004, InstaPay entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, InstaPay paid Newbridge Securities Corporation a one-time placement agent fee of 80,000 restricted shares of common stock equal to approximately $10,000 based on InstaPay's stock price on March 17, 2004.


         On March 25, 2004,a total of 77,778 shares of restricted common stock were issued to Alan Campbell, Mary Campbell, Brian Barretta, Martha Barretta and James Barretta, each existing shareholders, to repay a $7,000 loan received by the Company to help cover costs prior to the completion of the above-referenced agreements with Cornell Capital Partners.



         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding InstaPay so as to make an informed investment decision. More specifically, InstaPay had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in the Company's securities.

INDEX TO EXHIBITS


EXHIBIT NO.        DESCRIPTION                                          LOCATION
-----------        --------------------------------------------------   ---------------------------------------------------
3.(i).1            Articles of Incorporation dated December 7, 1983     Incorporated by reference to Exhibit 3.(i).1 to
                                                                        the Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

3.(i).2            Articles of Amendment of Articles of Incorporation   Incorporated by reference to Exhibit 3.(i).2 to
                   dated August 12, 1985                                the Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

3.(i).3            Articles of Amendment of Articles of Incorporation   Incorporated by reference to Exhibit 3.(i).3 to
                   dated October 6, 1988                                the Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

3.(i).4            Articles of Amendment of Articles of Incorporation   Incorporated by reference to Exhibit 3.(i).4 to
                   dated August 25, 1994                                the Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

3.(i).5            Corrected Articles of Amendment of Articles of       Incorporated by reference to Exhibit 3.(i).5 to
                   Incorporation dated September 15, 1994               the Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

3.(i).6            Articles of Amendment of Articles of Incorporation   Incorporated by reference to Exhibit 3.(i).6 to
                   dated October 15, 2001                               the Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

3.(i).7            Articles of Amendment of Articles of Incorporation   Incorporated by reference to Exhibit 3.(i).7 to
                   dated November 27, 2002                              the Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

3.(i).8            Articles of Amendment of Articles of Incorporation   Incorporated by reference to Exhibit 3.(i).8 to
                   dated December 15, 2002                              the Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

3.(ii).1           Bylaws dated March 18, 1988                          Incorporated by reference to Exhibit 3.(ii).1 to
                                                                        the Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

4.1                $200,000 Promissory Note to Cornell Capital          Provided herewith
                   Partners

5.1                Opinion re:  Legality                                To be filed by amendment

10.1               Consulting /Employment Agreement with Harry          Incorporated by reference to Exhibit 10.1 to the
                   Hargens dated August 25, 2003                        Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

10.2               Standby Equity Distribution Agreement, dated March   Incorporated by reference to Exhibit 10.2 to the
                   17, 2004, with Cornell Capital Partners, LP          Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

10.3               Registration Rights Agreement, dated March 17,       Incorporated by reference to Exhibit 10.3 to the
                   2004, with Cornell Capital Partners, LP              Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

10.4               Escrow Agreement, dated March 17, 2004, with         Incorporated by reference to Exhibit 10.4 to the
                   Cornell Capital Partners, LP                         Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

10.5               Placement Agent Agreement, dated March 17, 2004,     Incorporated by reference to Exhibit 10.5 to the
                   with Cornell Capital Partners, LP and Newbridge      Company's Registration Statement filed on Form
                   Securities Corporation                               SB-2 on June 8, 2004

EXHIBIT NO.        DESCRIPTION                                          LOCATION
-----------        --------------------------------------------------   ---------------------------------------------------
10.6               Securities Purchase Agreement, dated March 17,       Incorporated by reference to Exhibit 10.6 to the
                   2004, with Cornell Capital Partners, LP              Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

10.7               Secured Convertible Debenture, dated March 17, 2004  Incorporated by reference to Exhibit 10.7 to the
                                                                        Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

10.8               Investor Registration Rights Agreement, dated        Incorporated by reference to Exhibit 10.8 to the
                   March 17, 2004 with Cornell Capital Partners, LP     Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

10.9               Security Agreement, dated March 17, 2004, with       Incorporated by reference to Exhibit 10.9 to the
                   Cornell Capital Partners, LP                         Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

10.10              Warrant, dated March 17, 2004                        Incorporated by reference to Exhibit 10.10 to the
                                                                        Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

10.11              Escrow Agreement with Cornell Capital Partners and   Incorporated by reference to Exhibit 10.11 to the
                   Butler Gonzalez, LLP dated March 17, 2004            Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

10.12              POS Network Merchant Sponsorship Agreement           Incorporated by reference to Exhibit 10.12 to the
                                                                        Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

10.13              Equipment Lease                                      Incorporated by reference to Exhibit 10.13 to the
                                                                        Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

10.14              Provisional Agreement with Inventech                 Incorporated by reference to Exhibit 10.14 to the
                                                                        Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

16.1               Letter from Hurley & Company regarding change in     Incorporated by reference to Exhibit 16.1 to the
                   Accountants                                          Company's Form 8-K filed with the United States
                                                                        Securities and Exchange Commission on June 30, 2003

16.2               Letter from Cacciamatta Accountancy Corporation      Incorporated by reference to Exhibit 16.1 to the
                   regarding change in Accountants                      Company's Form 8-K/A filed with the United States
                                                                        Securities and Exchange Commission on March 31,
                                                                        2004

23.1               Consent of Counsel                                   Incorporated by reference to Exhibit 5.1

23.2               Consent of Stonefield Josephson, Inc.                Provided herewith

23.3               Consent of Hurley & Company                          Provided Herewith

99.1               Consulting Agreement with Dennis A. Coder, dated     Incorporated by reference to Exhibit 99.1 to the
                   April 7, 2004                                        Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

99.2               Services Agreement with Cinapsys, Inc., dated        Incorporated by reference to Exhibit 99.2 to the
                   April 1, 2004                                        Company's Registration Statement filed on Form
                                                                        SB-2 on June 8, 2004

UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i)   Include any  prospectus  required by Sections
10(a)(3) of the  Securities  Act of 1933 (the "Act");

                           (ii)  Reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) Include any additional or changed material
information on the plan of distribution;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned on December 1, 2004.

DATE:   DECEMBER 1, 2004         INSTAPAY SYSTEMS, INC.


                                 By:/s/ Harry Hargens
                                    ------------------------
                                 Name:    Harry Hargens
                                 Title:   President, Chief Executive Officer,
                                          and Director


                                 By:/s/ R. B. Harris
                                    ------------------------
                                 Name:    R. B. Harris
                                 Title:   Principle Accounting Officer,
                                          Chief Financial Officer and Chairman

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry Hargens his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                   TITLE                                                  DATE
---------                                   -----                                                  ----

-------------------------------------
Harry Hargens                               Director, President, and Chief Executive Officer,      December 1, 2004



-------------------------------------
R. B. Harris                                Chairman of the Board of Directors and                 December 1, 2004
                                            Chief Financial Officer

/s/ Aubrye Harris
-------------------------------------
Aubrye Harris                               Director and Corporate Secretary                       December 1, 2004

/s/ Song Liping
-------------------------------------
Song Liping                                 Director                                               December 1, 2004

/s/ Frank DeSantis
-------------------------------------
Frank DeSantis                              Director and Corporate Counsel                         December 1, 2004

/s/ Thomas Tesmer
-------------------------------------
Thomas Tesmer                               Director                                               December 1, 2004

/s/ Gregory Lewis
-------------------------------------
Gregory Lewis                               Director                                               December 1, 2004
